

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                              INVESTMENT AGREEMENT



                                  BY AND AMONG



                             BLUE RHINO CORPORATION

                               USA LEASING, L.L.C.

                             RHINO SERVICES, L.L.C.

                              CPD ASSOCIATES, INC.

                                 QUICKSHIP, INC.

                              UNIFLAME CORPORATION

                                       AND

                           ALLIED CAPITAL CORPORATION



                                  JUNE 15, 2001

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                   $15,000,000 Senior Subordinated Debentures
       due August 31, 2006 of Blue Rhino Corporation and its subsidiaries

                      Warrant to purchase 1,372,071 shares
                    of Common Stock of Blue Rhino Corporation





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                                TABLE OF CONTENTS

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ARTICLE I. - DEFINITIONS..........................................................................................1

   SECTION 1.1        DEFINED TERMS...............................................................................1
   SECTION 1.2        TERMS GENERALLY............................................................................17

ARTICLE II. - THE INVESTMENT.....................................................................................17

   SECTION 2.1        FUNDING....................................................................................17
   SECTION 2.2        SENIOR DEBT................................................................................17
   SECTION 2.3        REPAYMENT OF DEBENTURES....................................................................17
   SECTION 2.4        INTEREST ON DEBENTURES.....................................................................17
   SECTION 2.5        DEFAULT INTEREST...........................................................................17
   SECTION 2.6        PREPAYMENT.................................................................................17
   SECTION 2.7        MANDATORY PREPAYMENT OF THE DEBENTURES.....................................................18
   SECTION 2.8        PAYMENTS...................................................................................18
   SECTION 2.9        TAXES......................................................................................19
   SECTION 2.10       USE OF PROCEEDS............................................................................20
   SECTION 2.11       WARRANT....................................................................................20

ARTICLE III. - CONDITIONS........................................................................................20

   SECTION 3.1        CONDITIONS TO CLOSING......................................................................20

ARTICLE IV. - REPRESENTATIONS AND WARRANTIES.....................................................................22

   SECTION 4.1        ORGANIZATION...............................................................................22
   SECTION 4.2        AUTHORIZATION..............................................................................22
   SECTION 4.3        ENFORCEABILITY.............................................................................23
   SECTION 4.4        GOVERNMENTAL APPROVALS.....................................................................23
   SECTION 4.5        BORROWERS' BUSINESS........................................................................23
   SECTION 4.6        FINANCIAL CONDITION........................................................................23
   SECTION 4.7        INDEBTEDNESS...............................................................................24
   SECTION 4.8        WARRANT SHARES.............................................................................24
   SECTION 4.9        OWNERSHIP AND CONTROL......................................................................24
   SECTION 4.10       NO MATERIAL ADVERSE CHANGE.................................................................25
   SECTION 4.11       TITLE TO PROPERTIES; POSSESSION UNDER LEASES...............................................25
   SECTION 4.12       LITIGATION; COMPLIANCE WITH LAWS...........................................................26
   SECTION 4.13       CONTRACTS, ETC.............................................................................26
   SECTION 4.14       NO SIDE AGREEMENT; AFFILIATE TRANSACTIONS..................................................27
   SECTION 4.15       INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.................................27
   SECTION 4.16       USE OF PROCEEDS............................................................................27
   SECTION 4.17       TAX RETURNS................................................................................27
   SECTION 4.18       NO UNTRUE STATEMENTS OR MATERIAL OMISSIONS; PUBLIC DISCLOSURE..............................27
   SECTION 4.19       EMPLOYEE BENEFIT MATTERS...................................................................27
   SECTION 4.20       ENVIRONMENTAL MATTERS......................................................................28
   SECTION 4.21       LABOR MATTERS..............................................................................29
   SECTION 4.22       EMPLOYEES..................................................................................29
   SECTION 4.23       SOLVENCY...................................................................................29
   SECTION 4.24       LICENSES...................................................................................30
   SECTION 4.25       BROKERS....................................................................................30
   SECTION 4.26       INTELLECTUAL PROPERTY......................................................................30
   SECTION 4.27       INSURANCE..................................................................................30

ARTICLE V. - INVESTOR REPRESENTATIONS............................................................................30

   SECTION 5.1        INVESTMENT.................................................................................30

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
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   SECTION 5.2        AUTHORITY..................................................................................30
   SECTION 5.3        EXPERIENCE.................................................................................30
   SECTION 5.4        ACCREDITED INVESTOR........................................................................30

ARTICLE VI. - AFFIRMATIVE COVENANTS..............................................................................31

   SECTION 6.1        EXISTENCE; BUSINESS AND PROPERTIES.........................................................31
   SECTION 6.2        INSURANCE..................................................................................31
   SECTION 6.3        OBLIGATIONS AND TAXES......................................................................31
   SECTION 6.4        FINANCIAL STATEMENTS; REPORTS, ETC.........................................................32
   SECTION 6.5        LITIGATION AND OTHER NOTICES...............................................................33
   SECTION 6.6        EMPLOYEE BENEFITS..........................................................................33
   SECTION 6.7        MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS..................................34
   SECTION 6.8        COMPLIANCE WITH LAWS.......................................................................34
   SECTION 6.9        PREPARATION OF ENVIRONMENTAL REPORTS.......................................................34
   SECTION 6.10       FURTHER ASSURANCES.........................................................................35
   SECTION 6.11       MAINTENANCE OF OFFICE OR AGENCY............................................................35
   SECTION 6.12       FINANCIAL RATIOS AND COVENANTS.............................................................35
   SECTION 6.13       FUTURE FINANCINGS..........................................................................36
   SECTION 6.14       OBSERVATION RIGHTS.........................................................................37
   SECTION 6.15       RESERVATION OF WARRANT SHARES..............................................................37
   SECTION 6.16       REPLACEMENT OF WARRANT.....................................................................38
   SECTION 6.17       HEDGING....................................................................................38

ARTICLE VII. - NEGATIVE COVENANTS................................................................................38

   SECTION 7.1        INDEBTEDNESS...............................................................................38
   SECTION 7.2        LIENS......................................................................................40
   SECTION 7.3        SALE AND LEASE-BACK TRANSACTIONS...........................................................41
   SECTION 7.4        INVESTMENTS................................................................................41
   SECTION 7.5        MERGERS, CONSOLIDATIONS, SALES OF ASSETS, ACT OF DISSOLUTION...............................42
   SECTION 7.6        DIVIDENDS AND DISTRIBUTIONS................................................................43
   SECTION 7.7        TRANSACTIONS WITH AFFILIATES...............................................................43
   SECTION 7.8        BUSINESS OF CREDIT PARTIES AND SUBSIDIARIES................................................43
   SECTION 7.9        INVESTMENT COMPANY ACT.....................................................................44
   SECTION 7.10       ACQUISITIONS...............................................................................44
   SECTION 7.11       EMPLOYEE COMPENSATION......................................................................44
   SECTION 7.12       PREPAYMENTS................................................................................44
   SECTION 7.14       FISCAL YEARS...............................................................................44
   SECTION 7.15       STAY, EXTENSION AND USURY LAWS.............................................................44
   SECTION 7.16       INCONSISTENT AGREEMENTS; CHARTER AMENDMENTS................................................45

ARTICLE VIII. - EVENTS OF DEFAULT AND REMEDIES...................................................................45

   SECTION 8.1        EVENTS OF DEFAULT..........................................................................45
   SECTION 8.2        WAIVERS....................................................................................47
   SECTION 8.3        ENFORCEMENT ACTIONS........................................................................47
   SECTION 8.4        COSTS......................................................................................47
   SECTION 8.5        SET-OFF....................................................................................47
   SECTION 8.6        REMEDIES NON-EXCLUSIVE.....................................................................48

ARTICLE IX. - MISCELLANEOUS......................................................................................48

   SECTION 9.1        NOTICES....................................................................................48
   SECTION 9.2        SURVIVAL OF AGREEMENT......................................................................48
   SECTION 9.3        BINDING EFFECT.............................................................................49
   SECTION 9.4        SUCCESSORS AND ASSIGNS.....................................................................49
   SECTION 9.5        EXPENSES; INDEMNITY........................................................................49
   SECTION 9.6        WAIVER OF CONSEQUENTIAL AND PUNITIVE DAMAGES...............................................50
   SECTION 9.7        APPLICABLE LAW.............................................................................50
   SECTION 9.8        WAIVERS; AMENDMENTS........................................................................50

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   SECTION 9.9        INTEREST RATE LIMITATION...................................................................51
   SECTION 9.10       ENTIRE AGREEMENT...........................................................................51
   SECTION 9.11       WAIVER OF JURY TRIAL.......................................................................51
   SECTION 9.12       SEVERABILITY...............................................................................51
   SECTION 9.13       COUNTERPARTS...............................................................................52
   SECTION 9.14       HEADING....................................................................................52
   SECTION 9.15       JURISDICTION; CONSENT TO SERVICE OF PROCESS................................................52
   SECTION 9.16       CONSENTS AND APPROVALS; DEFAULTS...........................................................52
   SECTION 9.17       RELATIONSHIP OF THE PARTIES; ADVICE OF COUNSEL.............................................53
   SECTION 9.18       REGULATION FD..............................................................................53
   SECTION 9.19       REGISTRATION AND TRANSFER OF DEBENTURES....................................................54
   SECTION 9.20       NO SHORTING PROVISIONS.....................................................................55

EXHIBITS AND SCHEDULES

         SCHEDULE 4.4               GOVERNMENTAL APPROVALS
         SCHEDULE 4.5               BORROWERS' BUSINESS
         SCHEDULE 4.7               INDEBTEDNESS
         SCHEDULE 4.9               OWNERSHIP AND CONTROL
         SCHEDULE 4.10              MATERIAL ADVERSE CHANGES
         SCHEDULE 4.11              LEASES
         SCHEDULE 4.12              LITIGATION
         SCHEDULE 4.13              CONTRACTS
         SCHEDULE 4.14              AFFILIATE TRANSACTIONS
         SCHEDULE 4.19              EMPLOYEE BENEFIT MATTERS
         SCHEDULE 4.21              LABOR MATTERS
         SCHEDULE 4.22              EMPLOYEES
         SCHEDULE 4.26              INTELLECTUAL PROPERTY
         SCHEDULE 4.27              INSURANCE
         SCHEDULE 7.2               LIENS

                              INVESTMENT AGREEMENT


         THIS INVESTMENT AGREEMENT (this "Agreement") is made as of June 15, 2001 by and among: (i) Blue Rhino Corporation, a Delaware corporation (the "Company"), (ii) USA Leasing, L.L.C., a Delaware limited liability company, Rhino Services, L.L.C., a Delaware limited liability company, CPD Associates, Inc., a North Carolina corporation, Quickship, Inc., a Delaware corporation, and Uniflame Corporation, a Delaware corporation (collectively with the Company, the "Borrowers"); and (iii) Allied Capital Corporation, a Maryland corporation ("Allied").


                                    RECITALS:

         A. The Company has requested that Allied invest in the Borrowers the aggregate sum of Fifteen Million Dollars ($15,000,000) in exchange for the Debentures and Warrant. Allied is willing to make such investment in the Borrowers on the terms and conditions set forth herein.

         B. The parties wish to set forth herein their understandings and agreements pertaining to this transaction.

         NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Allied and its successors and assigns with respect to its interest in all or any part of any of the Debentures, Warrant or Warrant Shares (as these terms are hereinafter defined) (individually, a "Holder" and collectively, the "Holders"), the Borrowers jointly and severally hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         SECTION 1.1 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

         "Act of Bankruptcy," when used in reference to any Person, means the occurrence of any of the following with respect to such Person: (i) such Person shall have made an assignment for the benefit of his or its creditors; (ii) such Person shall have admitted in writing his or its inability to pay his or its debts as they become due; (iii) such Person shall have filed a voluntary petition in bankruptcy; (iv) such Person shall have been adjudicated a bankrupt or insolvent; (v) such Person shall have filed any petition or answer seeking for himself or itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future Applicable Law pertinent to such circumstances; (vi) such Person shall have filed or shall file any answer admitting or not contesting the material allegations of a bankruptcy, insolvency or similar petition filed against such Person; (vii) such Person shall have sought or consented to, or acquiesced in, the appointment of any trustee, receiver, or liquidator of such Person or of all or any substantial part of the properties of such Person; (viii) 60 days shall have elapsed after the commencement of an action against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future Applicable Law without such action having been dismissed or without all orders or proceedings thereunder affecting the operations or the business of such Person having been stayed, or if a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (ix) 60 days shall have expired after the appointment, without the consent or acquiescence of such Person of any trustee, receiver or liquidator of such Person or of all or any substantial part of the assets and properties of such Person without such appointment having been vacated.

         "Act of Dissolution," when used in reference to any Person (other than an individual), shall mean the occurrence of any action initiating, or any event that results in, the dissolution, liquidation, winding-up or termination of such Person.

         "Affiliate" means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the voting Capital Stock (on a fully diluted basis) of the Company or any of its Subsidiaries (whether or not currently exercisable) and any Person who would be an Affiliate of such beneficial owner pursuant to the first sentence hereof.

         "Applicable Law(s)" when used in the singular, shall mean any applicable federal, state or local law, ordinance, order, regulation, rule or requirement of any governmental or quasi-governmental agency, instrumentality, board, commission, bureau or other authority having jurisdiction, and, when used in the plural, shall mean all such applicable federal, state and local laws, ordinances, orders, regulations, rules and requirements.

         "Approval" has the meaning specified in Section 9.16(a).

         "Asset Disposition" means any sale, lease (other than operating leases entered into in the ordinary course of business), transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any of its Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition") of any assets of the Company or any of its Subsidiaries other than (a) the sale or other disposition of obsolete, uneconomical, negligible, worn-out or surplus assets in the ordinary course of business and in a commercially reasonable manner (including but not limited to equipment and intellectual property) so long as the proceeds from such sale or other disposition are applied to replace or upgrade the assets of the Company or its Subsidiaries or to repay the Senior Debt or amounts outstanding under the Debentures, (b) the sale of Inventory in the ordinary course of business for fair value and on an arms'-length basis, (c) the sale, lease, transfer or other disposition of assets in connection with a Permitted Reorganization; (d) the sale, lease transfer or other disposition of assets from the Company or any of its Subsidiaries to any Credit Party; or (e) the sale, lease, transfer or other disposition of assets in any Fiscal Year having a value, in the aggregate with all other assets (except assets which are excluded under clauses (a) through (d) above) sold, leased, transferred or disposed of during such Fiscal Year, not to exceed $200,000.

         "Audited Financials" has the meaning specified in Section 4.6(a).

         "Borrowers' Business" means the (i) the business engaged in by the Company and its Subsidiaries as of the Closing Date and similar and related businesses (as described on Schedule 4.5) and (ii) such other lines of business as may otherwise be consented to by an Approval by the Holders of the Debentures.

         "Business Day" means any day other than a Saturday, Sunday or day on which banks in Washington, D.C. are authorized or required by law to close.

         "Capital Expenditures" means, with respect to any Person and for any period, the aggregate of all expenditures made by such Person or any of its Subsidiaries during such period that, in conformity with GAAP on a Consolidated basis and without duplication, are required to be included in or reflected on the Consolidated balance sheet as a capital asset of such Person or such Subsidiary; provided, however, that Capital Expenditures shall not include (a) equipment which is purchased with the trade-in of existing equipment owned by the Company or any Subsidiary to the extent of the trade-in credit with respect to the equipment being traded in at such time, (b) expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire assets or properties useful in the business of the Company and its Subsidiaries within six (6) months of receipt of such proceeds, (c) expenditures to replace assets sold, transferred or otherwise disposed of in accordance with this Agreement to the extent of the sales price of such assets sold and to the extent replaced within six (6) months of receipt of such sales price or (d) assets acquired in connection with a Permitted Acquisition.

         "Capital Lease" means any lease of (or other arrangement conveying the right to use) real or personal property, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on the balance sheet of the lessee.

         "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof which obligations are required to be classified and accounted for as Capital Leases on a balance sheet of such Person under GAAP, and the amount of such obligations is the capitalized amount thereof determined in accordance with GAAP.

         "Capital Stock" of any Person means any and all shares, interests, participation or other equivalents (however designated) of capital stock of such Person (if such Person is a corporation), any and all equivalent ownership interests in such Person (if such Person is other than a corporation), any securities convertible into or exchangeable for any of the foregoing and any and all warrants or options to purchase any of the foregoing.

         "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than 90 days from the date of acquisition; (ii) time deposits, certificates of deposit and banker's acceptances of any domestic commercial bank having capital and surplus in excess of $200,000,000 having maturities of not more than 90 days from the date of acquisition; (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) and entered into with any bank meeting the qualifications specified in clause (ii) above; (iv) commercial paper having, at the time of acquisition thereof, the highest credit rating obtainable from Standard & Poor's Ratings Services or Moody's Investors Service, Inc. and maturing within ninety days after the date of acquisition; and (v) money market funds which invest at least 90% of their assets in the types of securities or instruments described in clauses (i), (ii), (iii) and (iv) above.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

         "Change of Control" means one or more transactions resulting in (a) the liquidation, dissolution or winding up of the Company, (b) the Transfer of all or substantially all of the assets of the Company (excluding Transfers expressly permitted under this Agreement), (c) a merger or consolidation of the Company with another Person (other than another Borrower) where the Company is not the surviving or successor entity; (d) one or more Persons (other than the shareholders of the Company that are existing as of the date hereof) either (i) owning in the aggregate in excess of 35% of the then outstanding Capital Stock of the Company or (ii) being able to elect a majority of the Company's board of directors or otherwise to exercise, directly or indirectly, a controlling influence over the management or policies of the Company, (f) the Company shall cease to own 100% of the Capital Stock of each of the other Credit Parties, or
(g) a Transfer by Billy D. Prim or his Permitted Transferees (as defined herein) of more than 10.0% of the Common Stock of the Company owned or Controlled by Billy D. Prim as of the date hereof, other than a Transfer by Billy D. Prim to a successor on death or to his spouse, lineal descendants, father, mother, grandfather, grandmother, brother(s) or sister(s), a trust exclusively for the benefit thereof or a partnership or other entity that is exclusively owned by Billy D. Prim and/or one or more of the foregoing persons (each, a "Permitted Transferee"). A Permitted Reorganization shall not constitute a Change of Control.

         "Charges" has the meaning specified in Section 9.9.

         "Closing" means the consummation of the Transaction.

         "Closing Date" means the date of this Agreement.

         "Code" means the Internal Revenue Code of 1986 and the regulations thereunder, as amended or otherwise modified from time to time.

         "Common Stock" means any and all (as the context may require) of the shares of the authorized common stock of the Company.

         "Consolidated" means the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

         "Consolidated Net Income" means, with respect to any Person and for any specified period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, determined in accordance with GAAP on a Consolidated basis and without duplication; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

         "Contracts" has the meaning specified in Section 4.15.

         "Control" means, without limitation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" have meanings correlative thereto.

         "Covered Financing" means (a) the issuance of any Subordinated Debt of any Credit Party or (b) the issuance of any Indebtedness convertible into Capital Stock of the Company. "Covered Financing" shall exclude any financing the sole purpose of which is to refinance, repay or redeem the Debentures and any financing provided by the seller as part of a Permitted Acquisition.

         "Credit Parties" means, collectively, the Borrowers and any Guarantors; and "Credit Party" means each Borrower or any Guarantor.

         "Debentures" means the senior subordinated debentures dated the date hereof in the aggregate principal amount of $15,000,000 from the Borrowers made payable severally to the Holders and evidencing the repayment obligation of the Borrowers for the investment by the Holders therein described in Section 2.1, together with all other debentures accepted from time to time in substitution, renewal or replacement for all or any part thereof including pursuant to Section 9.19.

         "Default" means any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

         "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event
(i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the stated maturity of the Debentures.

         "Dollars" or "$" means lawful money of the United States of America.

         "EBITDA" means, with respect to any Person and for any specified period, the total of the following of such Person and its Subsidiaries for such period (in each case determined in accordance with GAAP on a Consolidated basis and without duplication):

                  (a) Consolidated Net Income for such period,

                  plus

                  (b) the sum of (i) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (ii) Interest Expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to hedging obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iii) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus (iv) non-cash items increasing Consolidated Net Income for such period (other than items that were accrued in the ordinary course of business).

         For purposes of calculating EBITDA with respect to any reference period, (I) acquisitions that have been made by such Person and its Subsidiaries, including through mergers or consolidations, stock purchases or the acquisition of all or substantially all of the assets of a Person and including any related financing transactions, during the reference period shall be deemed to have occurred on the first day of the reference period; provided, however, that only the actual historical results of operations of the Persons so acquired, without adjustment for pro forma expense savings or revenue increases, shall be used for such calculation; provided further, that in connection with the acquisition of a Person or any assets engaged in or used in connection with a cylinder exchange business, such calculations shall be made using the actual revenues and units sold data applicable to such Person or assets and such calculation shall be made in accordance and consistent with the Company's models and projections approved by the Holders on an annual basis; and (II) for purposes of calculating the Funded Leverage Ratio only, the EBITDA of such Person and its Subsidiaries attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the end of such reference period, shall be excluded, and (III) the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Subsidiary of such Person shall be added to Net Income only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed to such Person by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

         "Environmental Claim" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

         "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety, natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

         "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

         "ERISA Affiliate" means any Person required at any relevant time to be aggregated with the Company or any of its Subsidiaries under Sections 414(b),
(c), (m) or (o) of the Code.

         "ERISA Event" means any of the following with respect to a Plan or Multiemployer Plan, as applicable: (i) a Reportable Event with respect to a Plan or a Multiemployer Plan, (ii) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan that results in liability under
Section 4201 or 4204 of ERISA, or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA, (iii) the distribution by the Company or any ERISA Affiliate under Section 4041 or 4041A of ERISA of a notice of intent to terminate any Plan or the taking of any action to terminate any Plan, (iv) the commencement of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from any Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan, (v) the institution of a proceeding by any fiduciary of any Multiemployer Plan against the Company or any ERISA Affiliate to enforce
Section 515 of ERISA, which is not dismissed within thirty (30) days, (vi) the imposition upon the Company or any ERISA Affiliate of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, or the imposition or threatened imposition of any Lien upon any assets of the Company or any ERISA Affiliate as a result of any alleged failure to comply with the Internal Revenue Code or ERISA in respect of any Plan, (vii) the engaging in or otherwise becoming liable for a nonexempt Prohibited Transaction by the Company or any ERISA Affiliate, (viii) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Internal Revenue Code by any fiduciary of any Plan for which the Company or any ERISA Affiliate may be directly or indirectly liable or (ix) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Internal Revenue Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Company or any ERISA Affiliate fails to timely provide security to such Plan in accordance with the provisions of such sections.

         "Events of Default" has the meaning specified in Article VIII.

         "Financial Officer" of any corporation or other entity means the chief financial officer, treasurer or principal accounting officer of such corporation or entity.

         "Financials" means, collectively, the Audited Financials and the Interim Financials, as defined in Section 4.6.

         "Fixed Charge Ratio" means, as of the date of determination, the ratio of (a) aggregate EBITDA of the Company for the immediately preceding four (4) fiscal quarter period ending on, or most recently ended prior to, such date of determination less the sum of (i) $2,000,000, (ii) taxes due during such period, and (iii) Restricted Payments paid during such period to (b) the sum of (i) all required payments of principal made with respect to Funded Indebtedness for borrowed money (including, but not limited to, all payments with respect to Capital Lease Obligations) during such period and (ii) Interest Expense paid, accrued or scheduled to be paid for during such period.

         "Free Cash Flow" means, with respect to any Person as of any date of determination, EBITDA for the reference period ending on such date of determination less the sum of (i) taxes paid by such Person and its Subsidiaries in cash for such period and (ii) Interest Expense of such Person and its Subsidiaries for such period paid in cash (including, without limitation, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and net payments (if any) pursuant to hedging obligations), to the extent that any such expense was deducted in computing such EBITDA.

         "Funded Indebtedness" means, with respect to any Person as of any date of determination, the sum of the following of such Person and its Subsidiaries (determined in accordance with GAAP on a Consolidated basis and without duplication): the sum of (i) the total amount of Indebtedness of such Person, plus (ii) the aggregate liquidation value of all Disqualified Stock of such Person, in each case.

         "Funded Leverage Ratio" means, as with respect to any Person and for any period and at any date of determination thereof, the ratio of (i) Funded Indebtedness outstanding as at such date of determination to (ii) the aggregate EBITDA of such Person for the relevant period ending on, or most recently ended prior to, such date of determination.

         "GAAP" means generally accepted accounting principles, consistently applied, for the period or periods in question.

         "Governmental Authority(ies)" means any Federal, state, local, quasi-governmental instrumentality or foreign court, or governmental agency, authority, instrumentality, agency, bureau, commission, department or regulatory body.

         "Guarantor" means each entity that becomes a Guarantor under a Guaranty Agreement.

         "Guarantee Obligation" of or by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (c) to secure such Indebtedness by a Lien on assets of such Person or (d) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided that the term "Guarantee Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The word "Guarantee" when used as a verb shall have the correlative meaning.

         "Guaranty Agreement" means any guaranty agreement entered into from time to time in accordance with the terms hereof by any Subsidiaries of the Company in favor of the Holders, in form and substance satisfactory to the Holders, subordinated to the Senior Debt on the same terms as the Debentures.

         "Hazardous Materials" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

         "Holder" and "Holders" have the meaning specified in the Recitals hereto.

         "Indebtedness" means, with respect to any Person at the time of any determination (in each case determined in accordance with GAAP on a Consolidated basis and without duplication), all obligations, contingent or otherwise, of such Person which should be classified upon the balance sheet of such Person as liabilities, but in any event including: (a) all obligations of such Person for borrowed money; (b) all obligations of such Person upon which interest charges are customarily paid or accrued; (c) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person; (e) all obligations of such Person issued or assumed as the deferred and unpaid purchase price of property or services (excluding all accrued liabilities and all trade accounts payable incurred in the ordinary course of business that are not past due and which are classified as short term liabilities in accordance with GAAP); (f) all obligations of others secured by (or having an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; (g) all Guarantee Obligations by such Person of Indebtedness of others; (h) all Capital Lease

Obligations of such Person; (i) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements; (j) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Capital Stock in such Person or any other Person; (k) all obligations of such Person, actual or contingent, as an account party in respect of letters of credit or similar facilities and bankers' acceptances; and (l) all obligations of any partnership or joint venture as to which such Person is or may become personally liable to the extent such obligations are deemed to be liabilities under GAAP.

         "Indemnitee" has the meaning specified in Section 9.5(b).

         "Intellectual Property" means, collectively, all of the Company's and its Subsidiaries' now owned and hereafter acquired intellectual property, including, without limitation the following: (a) all patents (including all rights corresponding thereto throughout the world, and all improvements thereon); (b) all trademarks (including service marks, trade names and trade secrets, and all goodwill associated therewith); (c) all copyrights (including all renewals, extensions and continuations thereof); (d) all applications for patents, trademarks or copyrights and all applications otherwise relating in any way to the subject matter of such patents, copyrights and trademarks; (e) all patents, copyrights, trademarks or applications therefor arising after the date of this Agreement; (f) all reissues, continuations, continuations-in-part and divisions of the property described in the preceding clauses (a), (b), (c), (d), and (e), including, without limitation, any claims by the Company or its Subsidiaries against third parties for infringement thereof; and (g) all rights to sue for past, present and future infringements or violations of any such patents, trademarks, and copyrights.

         "Interest" means any ownership or profit sharing interest (however designated) in any general or limited partnership, trust, limited liability company, private company or joint venture, and all agreements, instruments and documents convertible, in whole or in part, into any one or more of the foregoing.

         "Interest Coverage Ratio" means, with respect to any Person for any specified period, the ratio of (a) EBITDA for such period to (b) Interest Expense for such period.

         "Interest Expense" means, with respect to any Person and for any specified period, the sum of the following of such Person and its Subsidiaries for such period (in each case determined in accordance with GAAP on a Consolidated basis and without duplication): (i) all interest paid, accrued or scheduled to be paid in respect of any Funded Indebtedness (excluding original issue discount); (ii) all but the principal component of payments in respect of conditional sale contracts, Capital Leases and other title retention agreements;
(iii) commissions, discounts and other fees and charges with respect to letters of credit and bankers' acceptance financings to the extent required by GAAP; and
(iv) net costs under interest rate protection agreements.

         "Interest Rate" means a fixed rate of interest as set forth in and payable in accordance with the terms of the Debentures.

         "Interim Financials" has the meaning specified in Section 4.6.

         "Inventory" means "inventory" as defined in Article 9 of the UCC, including all raw materials, work in process, parts, components, assemblies, supplies and materials used or consumed in the Borrowers' Business, all goods, wares and merchandise, finished or unfinished, held for sale or lease or leased or furnished or to be furnished under contracts of service or hire.

         "Investment Documents" means, collectively, the Loan Documents, the Investor Rights Agreement and all other instruments and documents executed and delivered in connection with the Transaction.

         "Investments" means, collectively, (a) ownership or purchase of any Capital Stock or evidence of Indebtedness, Interest in or other security of another Person, (b) any loan, advance, contribution to capital, extension of credit (except for current trade and customer accounts receivable for Inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms) to another Person, (c) any joint venture,
(d) any interest rate hedge agreement or similar agreement or (e) any acquisition after Closing of any business or business unit of another Person (whether acquired by purchase of assets or securities), or any commitment or option to acquire any of the foregoing items (a) through (e).

         "Investor Rights Agreement" means the Investor Rights Agreement, dated of even date herewith, by and between the Company and Allied.

         "Leases" has the meaning specified in Section 4.11(b).

         "Licenses" shall mean, collectively, all rights, licenses, permits and authorizations now or hereafter issued by any Governmental Authority reasonably necessary in connection with the operation or conduct of the Borrowers' Business.

         "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

         "Litigation Schedule" has the meaning specified in Section 4.14(a).

         "Liquidity" means, as of a date of determination, the amount then available and undrawn under the Revolver plus cash or Cash Equivalents then held by the Borrowers.

         "Loan Documents" means, collectively, this Agreement, the Debentures, any Guaranty Agreement, the Warrant and all other instruments and documents executed and delivered in connection therewith.

         "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance, or properties of the Credit Parties and their Subsidiaries taken as a whole.

         "Material Adverse Effect" means a material adverse effect on (a) the business, operations, prospects, management or condition, financial or otherwise, of the Credit Parties and their Subsidiaries taken as a whole, (b) the ability of the Credit Parties and their Subsidiaries taken as a whole, to perform any of their obligations under any Investment Document, (c) the rights and remedies of or benefits available to the Holders under any Investment Document, or (d) the consummation of any transactions contemplated hereby or thereby.

         "Maturity Date" means August 31, 2006.

         "Maximum Rate" has the meaning specified in Section 9.9.

         "Multiemployer Plan" shall mean any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate makes, is making or is obligated to make contributions or has made or been obligated to make contributions.

         "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding however, (i) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with (a) any sale or other disposition of any assets (including, without limitation, dispositions pursuant to sale and leaseback transactions, but excluding any sale of cylinders in the ordinary course of business) or (b) the disposition of any securities by such Person or the extinguishment of any Indebtedness of such Person and (ii) any extraordinary or non-recurring gain (or loss), together with any related provision for taxes on such extraordinary or non-recurring gain (or loss).

         "New Lending Office" has the meaning specified in Section 2.9(e).

         "Non-U.S. Lender" has the meaning specified in Section 2.9(e).

         "Obligations" means all indebtedness, advances pursuant to this Agreement or otherwise, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by the Credit Parties to the Holders, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under this Agreement or any of the other Investment Documents. The term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of any Credit Parties, whether or not allowed in such proceeding), any premiums, penalties or charges imposed in connection with the prepayment of the Debentures, fees, charges, expenses, attorneys' fees, and any other sum chargeable to the Credit Parties under this Agreement or any other Investment Document.

         "Other Taxes" has the meaning specified in Section 2.9(b).

         "Permitted Acquisition" means any acquisition of all of the Capital Stock or all or substantially all of the assets of any Person that is permitted by the terms of Section 7.10.

         "Permitted Annual Amortization Amount" means, with respect to any amendments, modifications, renewals, replacements, restatements and refinancings of Senior Debt, the maximum amount of principal that could have been paid by the Borrowers during the immediately preceding four (4) fiscal quarter period ending on, or most recently ended prior to, the date thereof to produce a Fixed Charge Ratio, determined on a pro forma basis assuming that such amendment, modification, renewal, replacement, restatement and refinancing had occurred as of the first day of such period, of not less than 1.3 to 1.0.

         "Permitted Indebtedness" has the meaning specified in Section 7.1.

         "Permitted Lien" has the meaning specified in Section 7.2.

         "Permitted Reorganization" means any one or more (or any combination) of the following transactions: (a) a merger, consolidation or any analogous reorganization or transaction of a Credit Party with a Proposed Credit Party provided that the Proposed Credit Party is the surviving entity in the case of a merger or (b) a sale, lease, transfer or other disposition of any assets by a Credit Party to another Credit Party and/or a Proposed Credit Party; provided that in each case: (1) each Credit Party or Proposed Credit Party is Solvent and will be Solvent immediately after giving effect to any such transaction, (2) no Default or Event of Default exists or will exist immediately after giving effect any such transaction, (3) no Credit Party that survives the Permitted Reorganization shall be released from this Agreement or the Debentures; and (4) immediately following the Permitted Reorganization, the Proposed Credit Parties and the Credit Parties surviving the Permitted Reorganization shall own all of the assets that were owned by the Credit Parties immediately preceding the Permitted Reorganization (except for dispositions otherwise expressly permitted under this Agreement). For purposes of this definition of "Permitted Reorganization," any party formed specifically to effect the Permitted Reorganization shall be deemed "Solvent."

         "Person" means any natural person, corporation, business trust, limited liability company, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

         "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Preferred Stock" as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

         "Prepayment Premium" means the amount payable as a prepayment premium, if any, calculated in accordance with Section 2.6 of this Agreement.

         "Prohibited Transaction" means a prohibited transaction as defined in
Section 406 of ERISA or Section 4975 of the Code.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Proposed Credit Party" means, with respect to any Permitted Reorganization, (a) a Wholly-Owned Subsidiary of a Credit Party that joins this Agreement and the Debentures as a

Borrower on the effective date of such Permitted Reorganization or (b) with the consent of the Holders, which consent shall not be unreasonably withheld, a Person that joins this Agreement and the Debentures as a Borrower on the effective date of such Permitted Reorganization and agrees to be substituted for Blue Rhino Corporation as the Company under this Agreement and a Wholly-Owned Subsidiary of such Person that joins this Agreement and the Debentures as a Borrower on the effective date of such Permitted Reorganization.

         "R4 Technical Center" means the joint venture between the Company and Manchester Tank Company with facilities in Hamptonville, North Carolina.

         "Real Property" means, collectively, all real property owned by the Company or its Subsidiaries or in which the Company or its Subsidiaries has a leasehold interest and all real property hereafter acquired by the Company or its Subsidiaries in fee or by means of a leasehold interest, including all real property on which the Borrowers' Business is now or hereafter conducted, together with all goods located on any such real property that are or may become "fixtures" under the law of the jurisdiction in which such real property is located.

         "Receiver" means any receiver, trustee, custodian, liquidator, or similar fiduciary.

         "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment caused or known by the Company or any of its Subsidiaries.

         "Remedial Action" means (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the environment;
(ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or (iii) perform studies and investigations in connection with, or as a precondition to, (i) or (ii) above.

         "Reportable Event" means (i) any "reportable event" within the meaning of Section 4043(c) of ERISA for which the 30-day notice under Section 4043(a) of ERISA has not been waived by the PBGC (including any failure to meet the minimum funding standard of, or timely make any required installment under, Section 412 of the Internal Revenue Code or Section 302 of ERISA, regardless of the issuance of any waivers in accordance with Section 412(d) of the Internal Revenue Code),
(ii) any such "reportable event" subject to advance notice to the PBGC under
Section 4043(b)(3) of ERISA, (iii) any application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code, and (iv) a cessation of operations described in Section 4062(e) of ERISA.

         "Responsible Officer" of any corporation means its president, chief executive officer, any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

         "Restricted Payment" means (i) any dividend or other distribution of any nature, direct or indirect, on account of any class of equity securities of the Company or any of its Subsidiaries, now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of equity securities of the Company or any of its Subsidiaries, now or hereafter outstanding, and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any class of equity securities of the Company or any of its Subsidiaries, now or hereafter outstanding.

         "Revolver" means, collectively, the revolving line of credit referred to in the Senior Credit Facility.

         "SEC Reports" means each form, report, exhibit, schedule, registration statement and definitive proxy statement filed by the Company with the Securities and Exchange Commission on or prior to the date hereof.

         "Senior Credit Facility" means that certain Second Amended and Restated Loan Agreement, by and among the Credit Parties and Bank of America, N.A., dated as of June 30, 2000, as amended and modified through that certain Third Modification Agreement dated as of June 15, 2001, as the same may be amended, supplemented or otherwise modified from time to time and any agreement or agreements renewing, replacing, restating or refinancing all or any of the debt or commitments thereunder or any notes or agreements otherwise evidencing any Senior Debt, but only in each case to the extent the Indebtedness thereunder continues to constitute Senior Debt as provided in the definition thereof.

         "Senior Debt" means all of the following: (a) the aggregate principal indebtedness advanced from time to time under the Senior Credit Facility up to a maximum aggregate principal amount that shall not exceed the sum of (x) $42,500,000 (as reduced by all prepayments of principal outstanding thereunder from the proceeds of the R-4 Transaction pursuant to the terms of Section 7.16 hereof) and (y) the amount of any Indebtedness incurred pursuant to Section 7.1(a)(xii) and designated as "Senior Debt" by the Credit Parties, (b) all interest accrued and accruing on the aggregate principal outstanding under the Senior Credit Facility from time to time (including, without limitation, any interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to any Credit Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding); (c) all other reasonable fees or monetary obligations owed under the Senior Credit Facility; and (d) all reasonable costs incurred by the Senior Lenders under the Senior Credit Facility in commencing or pursuing any enforcement action(s) with respect to the amounts described in clauses (a) through (c), including attorneys' fees and disbursements. "Senior Debt" shall also include all amendments, modifications, renewals, replacements, restatements and refinancings of the foregoing, in whole or in part, provided such amendments, modifications, renewals, replacements, restatements or refinancings do not (i) increase the interest rate or default rate payable on any component thereof by more than 2% over the interest rate or default rate, respectively, that is applicable thereto on the date hereof, (ii) extend the final maturity of the Senior Debt beyond August 1, 2006, (iii) provide for any annual principal amortization payment in excess of the Permitted Annual Amortization Amount, or (iv) include additional financial covenants or amend any of the financial covenants set forth in the Senior Credit Facility to render such covenants more restrictive, other than additional financial covenants identical to those set forth in Section 6.12(a) or (b) hereof that are no more than 15% more restrictive as such financial covenants.

         "Senior Lenders" means the lenders providing the Senior Debt under the Senior Credit Facility.

         "Solvent" means, as used to describe any Person, that such Person (a) owns assets whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (b) is able to pay all of its Indebtedness as such Indebtedness matures and (c) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

         "Subordinated Debt" means any Indebtedness of the Company or any Subsidiary thereof that is expressly subordinated and made junior in right and time of payment to the Senior Debt and the Debentures.

         "Subsidiary" means, with respect to any Person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity having ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by such Person.

         "Taxes" has the meaning specified in Section 2.9(a).

         "Transaction" has the meaning specified in Section 4.2.

         "Transfer" means the sale, assignment, lease, transfer, mortgaging, encumbering or other disposition, whether voluntary or involuntary, and whether or not consideration is received therefor.

         "Warrant Shares" means all shares of Common Stock issued or issuable upon the exercise of the Warrant.

         "Warrant" means, collectively, the warrants to purchase 1,372,071 shares of Common Stock of the Company (as adjusted in accordance with the terms thereof), a form of which is attached hereto as Exhibit C.

         "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person of which securities (except for directors' qualifying shares) or other ownership interests representing 100% of the equity or 100% of the ordinary voting power or 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by such Person or one or more wholly owned subsidiaries of such Person or by such Person and one or more wholly owned subsidiaries of such Person.

         "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

         SECTION 1.2 Terms Generally. The definitions in Section 1.1 apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" are deemed to be followed by the phrase "without limitation." All references herein to Articles, Sections, Exhibits and Schedules are deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Investment Document means such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature are construed in accordance with GAAP, as in effect from time to time.

                                   ARTICLE II.
                                 THE INVESTMENT

         SECTION 2.1 Funding. At the closing under this Agreement (the "Closing"), the Borrowers will borrow, and Allied will lend to the Borrowers, the aggregate sum of $15,000,000. All such indebtedness shall be evidenced by, and is to be repaid according to the terms of, one or more Debentures. The entire principal sum will be advanced at Closing.

         SECTION 2.2 Senior Debt. The Holders' rights under the Debentures and this Agreement are subordinate as to right of payment only to the Senior Debt pursuant to the terms of Section 4 of the Debentures.

         SECTION 2.3 Repayment of Debentures. Subject to the terms of Section
2.7 and the terms of Section 4 of the Debentures, all unpaid principal amounts and accrued and unpaid interest under the Debentures, and all other obligations of the Borrowers to the Holders due and owing hereunder shall be paid upon the earliest of (i) the date of acceleration of the Debentures pursuant to Article VIII, (ii) the date of redemption pursuant to Section 2.6 or 2.7 and (ii) the Maturity Date, in immediately available dollars, without set-off, defense or counterclaim.

         SECTION 2.4 Interest on the Debentures. Subject to the provisions of
Section 2.5, the Debentures shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days assuming 12 equal 30 day months) at the Interest Rate, payable in accordance with the Debentures.

         SECTION 2.5 Default Interest. If (i) the Borrowers shall default in the payment when due of the principal of or interest on the Debentures or any other amount becoming due hereunder, whether at maturity or upon acceleration, redemption or otherwise, or under any other Loan Document to which any Borrower is a party or (ii) any Event of Default exists under Section 6.12 hereof, in each case whether or not such default is declared, the Borrowers shall pay interest, to the extent permitted by law, on amounts due under the Debentures so long as such Event of Default is continuing (after as well as before judgment) at the Interest Rate as provided in the Debentures.

         SECTION 2.6 Prepayment. Subject to the terms of Section 4 of the Debentures, the Borrowers may at any time and from time to time prepay the Debentures, in whole or in part, upon at least 10 days but no more than 60 days prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Holders before 2:00 p.m, Washington, D.C. time, subject to the Borrowers' obligation to pay a prepayment premium (the "Prepayment Premium") of 3.0% of any principal prepaid prior to and including the first anniversary of the Closing Date, a Prepayment Premium of 2.0% of any principal prepaid after the first anniversary of the Closing Date but prior to and including the second anniversary of the Closing Date, a Prepayment Premium of 1.0% of any principal prepaid after the second anniversary of the Closing Date but prior to and including the third anniversary of the Closing Date and no Prepayment Premium after the third anniversary of the Closing Date. Any partial prepayments shall be made in increments of $500,000 and shall be applied pro rata to amounts outstanding under the Debentures. Notwithstanding any provision to the contrary, the Prepayment Premiums shall be due and payable upon any voluntary or mandatory prepayment of the Debentures in whole or in part. On the date of prepayment, the Borrowers shall, subject to the terms of Section 4 of the Debentures, pay to the holders of the Debentures being prepaid pursuant to this Section, the price specified above, by wire transfer of immediately available funds to an account designated by such Holder. Concurrently therewith, each Holder of Debentures being prepaid shall deliver to the Borrowers the original copy of its Debenture or an affidavit of loss thereof in a form that is reasonably satisfactory to the Company. Any offer made by the Borrowers pursuant to this Section 2.6 shall be irrevocable so long as the specified conditions are met.

         SECTION 2.7 Mandatory Prepayment of the Debentures. The Borrowers' obligations under the Debentures and this Agreement are not assumable; upon a Change of Control, each Holder shall have the right (but not the obligation) to require the Borrowers, subject to the terms of Section 4 of the Debentures, to
(a) prepay the Debentures held by such Holder for an amount equal to the then outstanding principal balance, all accrued but unpaid interest thereon, and all applicable Prepayment Premiums due under Section 2.6 above, and (b) pay in full all of the other Obligations owing to such Holder, which amount shall be calculated on the date of prepayment and be payable in cash on such date. On the date of prepayment and subject to the terms of Section 4 of the Debentures, the Borrowers shall pay to the Holders of the Debentures being prepaid pursuant to this Section, the price specified above, by wire transfer of immediately available funds to an account designated by such Holder. Concurrently therewith, each Holder of Debentures being prepaid shall deliver to the Company the original copy of its Debenture or an affidavit of loss thereof in a form that is reasonably satisfactory to the Company. Any offer made by the Borrowers pursuant to this Section 2.7 shall be irrevocable so long as the Change of Control occurs.

         SECTION 2.8 Payments.

                  (a) Subject to the terms of Section 4 of the Debentures, the Borrowers shall make each payment (including principal of or interest on the Debentures or other amounts) hereunder and under any other Investment Document not later than 2:00 P.M., Washington, D.C. time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment shall be made to each Holder pursuant to written instructions from such Holder to the Company, including pursuant to wire transfer instructions.

                  (b) Whenever any payment (including principal of or interest or Prepayment Premium on the Debenture or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest.

         SECTION 2.9 Taxes.

                  (a) Any and all payments by or on behalf of the Borrowers hereunder and under any Investment Document shall be made, in accordance with
Section 2.8, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings that are or would be applicable to Allied, and all liabilities with respect thereto, excluding (i) income taxes imposed on the net income of a Holder and (ii) franchise taxes imposed on the net income of a Holder, in each case by the jurisdiction under the laws of which such Holder is organized or qualified to do business or a jurisdiction or any political subdivision thereof in which the Holder engages in business activity other than activity arising solely from the Holder having executed this Agreement and having enjoyed its rights and performed its obligations under this Agreement or any Investment Document or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities that are or would be applicable to Allied, collectively or individually, being called "Taxes"). If a Borrower must deduct any Taxes from or in respect of any sum payable hereunder or under any other Investment Document to a Holder, (i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.9) such Holder shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrowers will pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under any Investment Document, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any Investment Document that are or would be applicable to Allied ("Other Taxes").

                  (c) Subject to Section 2.9(f) below, the Borrowers jointly and severally agree to indemnify each Holder for the full amount of Taxes and Other Taxes paid by such Holder and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared by such Holder absent manifest error, shall be final conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date such Holder makes written demand therefor. The Borrowers shall have the right to receive that portion of any refund of any Taxes and Other Taxes received by a Holder for which any Borrower has previously paid any additional amount or indemnified such Holder and which leaves the Holder, after such Borrower's receipt thereof, in no better or worse financial position than if no such Taxes or Other Taxes had been imposed or additional amounts or indemnification paid to the Holder. The Holder shall have sole discretion as to whether (and shall in no event be obligated) to make any such claim for any refund of any Taxes or Other Taxes.

                  (d) As soon as practicable (and in any event within 60 days) after the date of any payment of Taxes or Other Taxes by a Borrower to the relevant Governmental Authority, such Borrower will deliver to each Holder, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

                  (e) Nothing contained in this Section 2.9 shall require a Holder to make available any of its tax returns (or any other information that it reasonably deems to be confidential or proprietary).

         SECTION 2.10 Use of Proceeds. The proceeds of the loan by Allied shall be used to repay a portion of the Senior Debt outstanding prior to the date hereof, with the remainder available to pay certain transaction expenses and for working capital purposes for the Company and its Subsidiaries.

         SECTION 2.11 Warrant.

                  (a) At the Closing, the Company shall issue and sell the Warrant to Allied.

                  (b) Legends. It is understood that all certificates evidencing shares of Common Stock, including the Warrant Shares, shall bear the legends set forth below:

"THE SECURITIES EVIDENCED BY OR ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW, AND MAY NOT BE OFFERED, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF IN ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE, OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED."

The legend shall be removed by the Company from any certificate evidencing such Common Stock upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the Securities Act of 1933, as amended, is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued such Common Stock.

                                  ARTICLE III.
                                   CONDITIONS

         SECTION 3.1 Conditions to Closing. The obligations of Allied to enter into this Agreement and to perform its obligations hereunder is subject to the satisfaction of the following conditions on or prior to the Closing Date:

                  (a) The representations and warranties set forth in Article IV hereof shall be true and correct on and as of the Closing Date.

                  (b) The Credit Parties shall be in compliance with all the terms and provisions set forth herein and in each other Investment Document on its part to be observed or performed, and at the time of and immediately after the Transaction, no Event of Default or Default shall have occurred and be continuing.

                  (c) Allied shall have completed a due diligence investigation that does not result in a material negative finding as to the Company, its Subsidiaries and their management. In this regard, the Company will furnish to Allied such information as Allied may reasonably request in order to enable Allied to complete the required due diligence.

                  (d) Allied shall have received the following items:

                           (i) a favorable written opinion of counsel to the Credit Parties (A) dated the Closing Date, (B) addressed to Allied and
         (C) covering such matters relating to the Investment Documents and the Transaction as Allied shall reasonably request, and the Credit Parties hereby request such counsel to deliver such opinion;

                           (ii) the Debentures, duly executed by the Borrowers and each of the other Investment Documents, executed by each of the parties thereto (other than Allied);

                           (iii) for each Credit Party: (A) a copy of the certificate or articles of incorporation, including all amendments thereto, of the Credit Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of the Credit Party as of a recent date, from such Secretary of State; (B) a certificate of the Secretary or Assistant Secretary of the Credit Party dated the Closing Date and certifying (1) that attached thereto is a true and complete copy of the by-laws of such Credit Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (2) below, (2) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Credit Party authorizing the execution, delivery and performance of the Investment Documents to which such Person is a party and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (3) that the certificate or articles of incorporation of the Credit Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (A) above, and (4) as to the incumbency and specimen signature of each officer executing any Investment Document or any other document delivered in connection herewith on behalf of the Credit Party; and (C) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (B) above;

                           (iv) all amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder or under any other Investment Document;

                           (v) the Audited Financials and Interim Financials, as described in Section 4.6;

                           (vi) the Investor Rights Agreement, in form and substance satisfactory to Allied, duly executed by the Company; and

                           (vii) the Warrant, in form and substance satisfactory to Allied, duly executed by the Company.

                  (e) The Borrowers shall have entered into the transaction documents with respect to the Senior Credit Facility and Allied shall be provided a copy of the documentation relating thereto.

                  (f) After giving effect to the transactions contemplated hereby, the Company, and its Subsidiaries shall not have outstanding any Indebtedness other than (A) the Senior Debt, (B) the extension of credit under this Agreement and (C) the Indebtedness set forth in the Financials or listed on
Schedule 4.7.

                  (g) No event that has or reasonably would be expected to have a Material Adverse Change shall have occurred since April 30, 2001.

                  (h) The Borrowers shall have provided to Allied a pro forma Consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the Closing Date giving effect to the incurrence of the full amount of the Indebtedness contemplated under this Agreement and the use of the proceeds thereof.

                  (i) Allied shall have received such other documents, instruments and information as Allied may reasonably request.

                                   ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES

         In order to induce Allied to enter into the Transaction, each of the Borrowers jointly and severally represents and warrants to Allied on the Closing Date (which representations and warranties shall survive the execution and delivery of this Agreement) that, except as set forth on the disclosure schedules attached hereto or as set forth in the Company's SEC Reports:

         SECTION 4.1 Organization; Powers. Each of the Credit Parties and each of their Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Investment Documents and each other agreement or instrument contemplated hereby, and to borrow hereunder.

         SECTION 4.2 Authorization. The execution, delivery and performance by the Credit Parties of each of the Investment Documents to which such Credit Party is or is to become a party and the obligations hereunder and thereunder (collectively, the "Transaction") and the consummation of the transactions contemplated thereunder (a) have been duly authorized by all necessary action on the part of such Credit Party and (b) will not (i) violate
(A) (x) any provision of law, statute, rule or regulation, or (y) the certificate or articles of incorporation or other constitutive documents or by-laws of such Credit Party, (B) any order of any Governmental Authority applicable to or binding upon such Credit Party or any of their respective Subsidiaries or (C) any provision of any indenture, agreement or other instrument to which such Credit Party is a party or by which such Person or any of such Person's Property is or may be bound (including, without limitation, the Senior Credit Facility) which is reasonably likely to result in a Material Adverse Effect, (ii) result in a breach of or constitute (alone or with notice or lapse of time or both) a default under or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument which is reasonably likely to result in a Material Adverse Effect or (iii) result in the creation or imposition of any Lien upon or with respect to any Property now owned or hereafter acquired by such Credit Party which is reasonably likely to result in a Material Adverse Effect.

         SECTION 4.3 Enforceability. This Agreement has been duly executed and delivered by the Borrowers and constitutes, and each other Investment Document when executed and delivered by each Credit Party will constitute, a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting creditors' rights generally from time to time in effect and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless or whether considered in a proceeding in equity or at law and the availability of the remedy of specific performance.

         SECTION 4.4 Governmental Approvals. Except as specifically disclosed on
Schedule 4.4, each Credit Party and each of their respective Subsidiaries has all material governmental authorizations, approvals, consents, permits, licenses, certifications and qualifications, and has complied in all material respects with all applicable requirements of the United States, and other jurisdictions where such Person conducts business or owns property, to conduct its business as is presently conducted and to own and operate its facilities as they are presently operated. No action, consent or approval or registration or filing with or any other action by any Governmental Authority is required in connection with the Transaction, except for such as have been made or obtained and are in full force and effect.

         SECTION 4.5 Borrowers' Business; Subsidiaries. The Company and each of its Subsidiaries is as of the Closing exclusively engaged in the operation of the Borrowers' Business. Schedule 4.5 sets forth as of the Closing Date a list of all Subsidiaries of each Credit Party and the percentage ownership interest of the Credit Party therein, as well as a list of all joint ventures and partnerships of each Credit Party or any of its Subsidiaries with any other Person. The shares of capital stock or other ownership interests so indicated on
Schedule 4.5 are fully paid and non-assessable and are owned by such Credit Party or its Subsidiary free and clear of all Liens.

         SECTION 4.6 Financial Condition.

                  (a) The Company has previously provided to Allied a true and complete copy of the audited Consolidated and consolidating balance sheet of the Company and its Subsidiaries as at July 31, 1999 and July 31, 2000, and the related Consolidated and consolidating statements of income and cash flow of the Company and its Subsidiaries for the fiscal year then ended (the "Audited Financials"). The Audited Financials were prepared in accordance with GAAP, are true and correct in all material respects and fairly present the Company's and each of its Subsidiaries' operations and their cash flows at such date and for the period then ended. The auditors have issued an unqualified statement to the Company concerning the Audited Financials, a copy of which is included with the Audited Financials.

                  (b) The Company has previously provided to Allied a true and complete copy of the preliminary unaudited Consolidated and consolidating balance sheet of the Company and its Subsidiaries as at April 30, 2001 and the related preliminary unaudited Consolidated and consolidating statements of income and Consolidated cash flow of the Company and its Subsidiaries for the nine-month period then ended (the "Interim Financials"). The Interim Financials were prepared in accordance with GAAP (except that footnotes are omitted), are true and correct in all material respects and fairly present the Company's and each of its Subsidiaries' operations and their cash flows at such date and for the period then ended, subject to normal and immaterial year-end adjustments.

                  (c) The Company has previously provided Allied with pro forma Consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of each of fiscal years 2001 through 2003, giving effect to the incurrence of the full amount of Indebtedness contemplated under this Agreement and the use of the proceeds thereof, and the related Consolidated statements of projected cash flow, projected retained earnings and projected income for such fiscal year (the "Projected Statements"). The Projected Statements are based on estimates, information and assumptions believed by the Credit Parties to be reasonable and the Credit Parties have no reason to believe, in the light of conditions existing at the time of delivery, that such projections are incorrect or misleading in any material respect.

         SECTION 4.7 Indebtedness. Set forth in the Financials or listed on
Schedule 4.7 attached hereto is a complete and accurate list of all Indebtedness, liabilities or obligations of any nature (whether liquidated or unliquidated, mature or not yet mature, absolute or contingent, secured or unsecured) of the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries is in default or alleged to be in default in any material respect with respect to any of its liabilities listed in the Audited Financials or the Interim Financials.

         SECTION 4.8 Warrant Shares. All of the Warrant Shares have been duly authorized and reserved for issuance, and upon issuance subsequent to the payment of the exercise price in accordance with the terms of the Warrant, the Warrant Shares will be validly issued, fully paid and non-assessable.

         SECTION 4.9 Ownership and Control. Attached hereto as Schedule 4.9 is an accurate and complete list of the following information: (a) the authorized capitalization of the Company and each of its Subsidiaries as of the date hereof; (b) the number of shares of each class of the issued capital stock of the Company and each of its Subsidiaries and the number of outstanding shares thereof; (c) the number of shares covered by all convertible securities and all options, warrants and similar rights held with respect to the capital stock of the Company and each of its Subsidiaries; (d) the percentage of the outstanding shares of capital stock held by the Company and each of its Subsidiaries, and
(e) all joint ventures and partnerships of the Company or any of its Subsidiaries with any other Person. As of the date hereof, the Warrant Shares constitute

10.0% of the Common Stock of the Company on a fully diluted basis (after giving effect to the issuance of Common Stock upon the exercise or conversion of all options, warrants or other rights and securities convertible into or exchangeable therefor). All shares of capital stock of the Company and each of its Subsidiaries and all convertible securities, options, warrants and similar rights held with respect to the Capital Stock of the Company and each of its Subsidiaries have been duly authorized, and are validly issued, are fully paid and nonassessable (in the case of capital stock), and are owned of record as set forth on Schedule 4.9 attached hereto, free and clear of all Liens (other than Permitted Liens permitted by Section 7.2). Except as listed in Schedule 4.9 attached hereto or as contemplated by the Investor Rights Agreement, there are no outstanding options, warrants, convertible securities or other stock purchase rights issued by the Company or any of its Subsidiaries as of the date hereof, and there are no sale agreements, pledges, proxies, voting trusts, powers of attorney or other agreements or instruments binding upon the shareholders of the Company or any of its Subsidiaries with respect to beneficial and record ownership of, or voting rights with respect to, the capital stock of Company or any of its Subsidiaries as of the date hereof.

         SECTION 4.10 No Material Adverse Change. Since the ending date of the Interim Financials, other than as disclosed in Schedule 4.10 hereto, there has occurred no Material Adverse Change.

         SECTION 4.11 Title to Properties; Possession Under Leases.

                  (a) The Company and each of its Subsidiaries has good and marketable title to, or valid leasehold interests in, all of its material properties and assets free and clear of Liens, other than Permitted Liens permitted by Section 7.2.

                  (b) Attached hereto as Schedule 4.11 is an accurate and complete list, as of the date hereof, of all leases of Real Property and other material leases to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries, or any of its assets is bound, together with all amendments or supplements thereto (collectively, the "Leases"). True and complete copies of each of the Leases have been made available to Allied prior to the date hereof. Each of the Leases is as of the date hereof valid, binding and enforceable in accordance with its terms and remains in full force and effect. To the best of the Borrowers' knowledge, neither the Company nor any of its Subsidiaries is in default or alleged to be in default in any material respect with respect to any of its obligations under any of the Leases (nor would be in default or alleged to be in default with the giving of notice, passage of time, or both), and no party other than the Company or any of its Subsidiaries is in material default with respect to such party's obligations under any of the Leases (or would be in default or alleged to be in default with the giving of notice, passage of time, or both). The Company's and each of its Subsidiaries' possession of any property leased by it has not been disturbed, nor has any claim been asserted against the Company or such Subsidiary that is or could be adverse to the Company's or such Subsidiary's interests under any of the Leases. None of the Leases is subject to any material rights of set-off, recoupment or similar deduction or offset. Except for Permitted Liens permitted by Section 7.2, neither the Company nor any of its Subsidiaries has assigned or encumbered any of its rights, title or interest in or under any of the Leases nor agreed to any oral modifications of any of the provisions of any of the Leases.

         SECTION 4.12 Litigation; Compliance with Laws.

                  (a) Except as set forth on Schedule 4.12 (the "Litigation Schedule"), there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the best of knowledge of the Borrowers, threatened against or affecting the Company or any of its Subsidiaries or any business, Property or rights of the Company or any of its Subsidiaries (i) that involve any Investment Document or the Transaction or (ii) as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to result in a Material Adverse Effect.

                  (b) Neither the Company nor any of its Subsidiaries nor any of their respective material properties or assets is in violation of nor will the continued operation of its material properties and assets as currently conducted violate, any law, rule or regulation, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority.

                  (c) Except for matters set out in the Litigation Schedule, neither the Company nor any of its Subsidiaries is in breach of, default under, or in violation of: (a) any Applicable Law, decree, or order of any Governmental Authority, which breach, default or violation would reasonably be expected to result in a Material Adverse Effect; or (b) any deed, lease, loan agreement, commitment, bond, note, deed of trust, restrictive covenant, license, indenture, contract, or other agreement, instrument or obligation to which it is a party or by which it is bound or to which its assets are subject, which breach, default or violation would reasonably be expected to result in a Material Adverse Effect.

         SECTION 4.13 Contracts, Etc. Attached hereto as Schedule 4.13 is an accurate and complete list of all material contracts (including all those representing 10% or more of the Company's Consolidated total revenue, profit or volume) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of its assets is bound (collectively, the "Contracts"). The Company and each of its Subsidiaries has entered into all Contracts necessary for the conduct of its business as presently conducted. True and complete copies of each of the Contracts have been made available to Allied. Each of the Contracts is valid, binding and enforceable in accordance with its terms and remains in full force and effect. Neither the Company nor any of its Subsidiaries is in default or, to the best knowledge of the Borrowers, alleged to be in default in any material respect with respect to any of its obligations under any of the Contracts (nor would be in default or alleged to be in default with the giving of notice, passage of time, or both), and, to the best knowledge of the Borrowers, no party other than the Company or any of its Subsidiaries is in default with respect to such party's obligations under any of the Contracts (or would be in default or alleged to be in default with the giving of notice, passage of time, or both). No claim has been asserted against the Company or any of its Subsidiaries that is or could be materially adverse to its interests under any of the Contracts. None of the Contracts is subject to any material rights of set-off, recoupment or similar deduction or offset. Except for Permitted Liens permitted by Section 7.2, neither the Company nor any of its Subsidiaries has assigned or encumbered any of its rights, title or interest in or under any of the Contracts nor agreed to any oral modifications of any of the material provisions of any of the Contracts.

         SECTION 4.14 No Side Agreements; Affiliate Transactions. There exists no agreement or understanding calling for any payment or consideration from a customer or supplier of the Company or any of its Subsidiaries to an officer, director, shareholder or manager of any Credit Party with respect to any transaction between any Credit Party or any of its Subsidiaries and a supplier or customer. Except as set forth in Schedule 4.14, neither the Company nor any of its Subsidiaries is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate of the Company or any such Subsidiary is a party except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than it could obtain in a comparable arm's-length transaction with an unaffiliated Person.

         SECTION 4.15 Investment Company Act; Public Utility Holding Company Act. Neither the Company nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

         SECTION 4.16 Use of Proceeds. The Borrowers will use the proceeds of the investment only for the purposes specified in Article II.

         SECTION 4.17 Tax Returns. The Company and each of its Subsidiaries has filed or caused to be filed all Federal, state, local and foreign tax returns or materials required to have been filed by it or has filed extensions therefor except where the failure to do so is not reasonably expected to result in a Material Adverse Effect, and has paid or caused to be paid all taxes as and when due and payable by it thereunder and all assessments received by it thereunder, except taxes that are being contested in good faith by appropriate proceedings and for which the Company and each of its Subsidiaries shall have set aside on its books adequate reserves.

         SECTION 4.18 No Untrue Statements or Material Omissions; Public Disclosure. None of the statements contained in any report, financial statement, exhibit or schedule furnished by or on behalf of the Borrowers to Allied (including the Company's business plan) in connection with the negotiation of any Investment Document or included therein or delivered pursuant thereto, contained or contains any untrue statement of material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading as of the time when made or delivered. The Company has filed all reports or information in compliance with the Securities Exchange Act of 1934, as amended, and none of such reports or information filed by the Company during the 18 months preceding the Closing Date (upon which Allied is entitled to rely in making the investment pursuant to this Investment Agreement) contains any untrue statement of material fact or omits to state a material fact necessary to make the statements therein not misleading.

         SECTION 4.19 Employee Benefit Matters. Attached hereto as Schedule 4.19 is an accurate and complete list of each single-employer plan described in
Section 4001(a) of ERISA, as to which the Company or any of its Subsidiaries is, or immediately after the Closing Date will be, an "employer" or a "substantial employer" as defined in Sections 3(5) and 4001(a)(2) of ERISA, respectively or is assuming any liability or will be liable to make contributions or for the payment of benefits. The Company has made available to Allied true and complete copies of each of the plans listed on Schedule 4.19 attached hereto. There have been no "reportable events" as set forth in Section 4043(b) of ERISA with respect to any such plan, and no termination of any such plan since the effective date of ERISA which could result in any tax, penalty or liability being imposed upon the Company or any of its Subsidiaries, which is reasonably likely to result in a Material Adverse Effect. Except as otherwise described on Schedule 4.19 hereto, neither the Company nor any of its Subsidiaries has participated in, and the execution and delivery of this Agreement by the Company or any of its Subsidiaries will not involve, any "prohibited transaction" (as defined in Section 4975 of the Internal Revenue Code of 1986, as amended) that could subject the Company or any of its Subsidiaries to any tax or penalty imposed by Section 4975 of the Internal Revenue Code of 1986, as amended, which is reasonably likely to result in a Material Adverse Effect. To the best knowledge of the Borrowers, no predecessor-in-interest to the Company or any of its Subsidiaries has participated in any "prohibited transaction" (as defined in Section 4975 of the Internal Revenue Code of 1986, as amended) that could subject the Company or any of its Subsidiaries to any tax or penalty imposed by Section 4975 of the Internal Revenue Code of 1986, as amended, which is reasonably likely to result in a Material Adverse Effect. Since the effective date of ERISA, neither the Company nor any of its Subsidiaries nor, to the best knowledge of the Borrowers, any predecessor-in-interest to the Company or any of its Subsidiaries, has incurred any "accumulated funding deficiency", as such term is defined in
Section 302 of ERISA, to which the Company or any of its Subsidiaries could be subject or for which it might be liable, which is reasonably likely to result in a Material Adverse Effect. Assuming no amounts loaned by Allied hereunder are "plan assets," as such term is defined in the ERISA regulations, neither the Company nor any of its Subsidiaries is, and immediately after the Closing will not be, a party to, and none of the operations of the Company or any of its Subsidiaries is, or after the Closing will be, covered by, a "multi-employer plan", as defined in Section 3(37) of ERISA.

         SECTION 4.20 Environmental Matters.

                  (a) The Real Properties owned or operated by the Company and its Subsidiaries (the "Properties") do not contain any Hazardous Materials from the operations of the Company and its Subsidiaries in amounts or concentrations which (i) constitute, or constituted a violation of, (ii) require Remedial Action under, or (iii) are reasonably likely to result in liability under, Environmental Laws, except for violations, Remedial Actions or liabilities that are not reasonably likely to result in a Material Adverse Effect;

                  (b) The Properties and all operations of the Company and its Subsidiaries are in compliance, and in the last five years have been in compliance, with all Environmental Laws and all necessary Environmental Permits have been obtained and are in effect, except where the failure to comply or the failure to obtain an Environmental Permit is not reasonably likely to result in a Material Adverse Effect;

                  (c) There have been no Releases or threatened Releases at, from, under or proximate to the Properties or otherwise in connection with the operations of the Company and its Subsidiaries that are reasonably likely to result in a Material Adverse Effect;

                  (d) Neither the Company nor any of its Subsidiaries has received any notice of an Environmental Claim in connection with the Properties or the operations of the Company or any of its Subsidiaries or with regard to any Person whose liabilities for environmental matters the Company or any of its Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise which is reasonably likely to result in a Material

Adverse Effect, nor do the Credit Parties have reason to believe that any such notice will be received or is being threatened; and

                  (e) Hazardous Materials (other than propane) have not been transported from the Properties, nor have such Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties in a manner that could give rise to liability under any Environmental Law, nor have the Credit Parties or any of their Subsidiaries retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of such Hazardous Materials, in each case that are reasonably likely to result in a Material Adverse Effect.

         SECTION 4.21 Labor Matters. As of the date hereof, there are no strikes, lockouts or slowdowns against the Company or any of its Subsidiaries pending or, to the actual knowledge of the Credit Parties, threatened. To the best of the Borrower's knowledge, the hours worked by and payments made to employees of the Company or any of its subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters. Except as disclosed in Schedule 4.21 hereto, all payments due from the Company or any of its Subsidiaries or for which any claim may be made against the Company or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Company or such Subsidiary. The consummation of the Transaction will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Company or any of its Subsidiaries is bound.

         SECTION 4.22 Employees. Attached hereto as Schedule 4.22 is an accurate and complete list of all material employment and compensation contracts, including all retirement benefit agreements not disclosed on Schedule 4.19, between the Company or any of its Subsidiaries and its officers and executives. The Company has made available to Allied accurate and complete copies of all such contracts. To the best knowledge of the Credit Parties, no officer, executive or other key employee of the Company or any of its Subsidiaries has advised the President of the Company or any of its Subsidiaries (orally or in writing) that he or she intends to terminate employment with the Company or any of its Subsidiaries.

         SECTION 4.23 Solvency. Immediately after the consummation of the Transaction to occur on the Closing Date and after giving effect to the application of the proceeds of the investment, (a) the fair value of the assets of the Company and its Subsidiaries, on a Consolidated basis, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Company and its Subsidiaries, on a Consolidated basis, will be greater than the amount that will be required to pay the liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) the Company and its Subsidiaries, on a Consolidated basis, will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as and when such debts and liabilities become absolute and matured; and (d) the Company and its Subsidiaries, on a Consolidated basis, will not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are now conducted on the Closing Date.

         SECTION 4.24 Licenses. The Company and its Subsidiaries have good title to all of the Licenses necessary to operate the Borrowers' Business except to the extent such failure to do so is not reasonably likely to have a Material Adverse Effect.

         SECTION 4.25 Brokers. Neither the Company nor any of its Subsidiaries has engaged the services of a broker in connection with the Transactions.

         SECTION 4.26 Intellectual Property. As of the Closing Date, the Company and each of its Subsidiaries owns or will own or has rights to use all Intellectual Property necessary to continue to conduct its business in all material respects as now or heretofore conducted by it or proposed to be conducted by it, and each patent, material trademark and material copyright and License owned by the Company or any of its Subsidiaries is listed, together with application or registration numbers, as applicable in Schedule 4.26. To the best of the Borrowers' knowledge, the Company and each of its Subsidiaries conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person and no Credit Party has knowledge that another Person is infringing or interfering with any Intellectual Property of the Company or its Subsidiaries.

         SECTION 4.27 Insurance. The Company has made available to Allied insurance certificates and accurate and complete copies of the insurance binders or policies for all of the insurance maintained by the Company or any of its Subsidiaries as listed on Schedule 4.27. The Company and its Subsidiaries have insurance in such amounts and covering such risks and liabilities as may be reasonable and prudent. Such insurance is in full force and effect and all premiums have been duly paid.

                                   ARTICLE V.
                            INVESTOR REPRESENTATIONS

         Allied represents and warrants to the Borrowers as follows:

         SECTION 5.1 Investment. Allied is acquiring the Debentures and the Warrant (collectively, the "Securities") for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and Allied has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

         SECTION 5.2 Authority. Allied has full power and authority to enter into and to perform this Agreement in accordance with its terms. Allied represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Securities.

         SECTION 5.3 Experience. Allied has carefully reviewed the representations concerning the Borrowers contained in this Agreement and has made detailed inquiry concerning the Borrowers, their business and their personnel; the officers of the Borrowers have made available to Allied any and all written information that Allied has requested and has answered to Allied's satisfaction all inquiries made by Allied.

         SECTION 5.4 Accredited Investor. Allied is an "Accredited Investor" within the definition set forth in Rule 501(a)(3) of the Securities Act.

                                   ARTICLE VI.
                              AFFIRMATIVE COVENANTS

         Except as otherwise provided herein, until the Debentures and all expenses or other amounts payable under the Loan Documents are repaid in full, unless the Holders shall otherwise consent in writing, the Credit Parties jointly and severally covenant and agree with the Holders to do all of the following:

         SECTION 6.1 Existence; Businesses and Properties.

                  (a) Each of the Credit Parties will do or cause to be done all things necessary to preserve and maintain its and its Subsidiaries' legal existence.

                  (b) Each of the Credit Parties will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its and such Subsidiaries' business; comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all Property material to the conduct of such business and keep such Property in good repair, working order and condition (ordinary wear and tear excepted) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

         SECTION 6.2 Insurance. Each of the Credit Parties will keep its and each of its Subsidiaries' insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance to such extent and against such risks as is reasonable and prudent and as may otherwise be reasonably required by the Holders, including commercial general liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it, hazard insurance and business interruption insurance; and maintain such other insurance as may be required by law.

         SECTION 6.3 Obligations and Taxes. Each of the Credit Parties will pay, and cause its Subsidiaries to pay, its material Indebtedness and other material obligations promptly and in accordance with their terms and to pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might reasonably be expected to result in a Material Adverse Effect and give rise to a Lien upon such properties or any part thereof, provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and any Credit Party and its Subsidiaries, as applicable, shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien.

         SECTION 6.4 Financial Statements, Reports, etc. The Company will furnish to the Holders:

                  (a) within 90 days after the end of each fiscal year, the Consolidated and consolidating balance sheets and related statements of operations, stockholders' equity and cash flows, showing the financial condition of the Company and its Subsidiaries, as of the close of such fiscal year and the results of its operations during such year, such Consolidated statements to be audited by an independent public accountant of recognized national or regional standing acceptable to the Holders, and accompanied by an opinion of such accountant (which shall not be qualified in any material respect) that such financial statements fairly present the financial condition and results of operations of the Company and its Subsidiaries on a Consolidated basis in accordance with GAAP;

                  (b) within 30 days after the end of each month, the Consolidated and consolidating financial statements of the Company and its Subsidiaries (including revenue and gross profit information by major product line), setting forth in each case in comparative form the corresponding figures for the corresponding month and fiscal year-to-date period of the preceding fiscal year and the corresponding figures for the corresponding month and fiscal year-to-date period of the annual forecast, all certified by its Financial Officer as fairly presenting in all material respects the financial condition and results of operations of the Company and its Subsidiaries on a Consolidated basis in accordance with GAAP (but without footnotes), subject to normal year-end audit adjustments, together with a monthly management summary description of operations, together with detailed calculations evidencing compliance with the financial ratios and covenants set forth in Section 6.12;

                  (c) concurrently with any delivery of financial statements under sub-paragraph (a) or (b) above, a certificate of the accounting firm or Financial Officer of the Company opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) containing a detailed calculation of the relevant items used to calculate compliance with the financial covenants set forth in Section 6.12 and, certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

                  (d) to the extent that any Credit Party is or becomes subject to such reporting requirements, promptly after the same become publicly available, notice of all final periodic and other reports, proxy statements and other materials filed by such Credit Party with the U.S. Securities and Exchange Commission (the "SEC"), or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders (exclusive of proprietary information unless
(i) the Person that is the source of the information or report is a public company and (ii) such Person would then be required to file such proprietary information with the SEC), as the case may be;

                  (e) promptly upon reasonable request by any Holder, copies of all material documents filed by the Company or any of its Subsidiaries with any Governmental Authority, including, without limitation, the U.S. Internal Revenue Service, the U.S. Environmental

Protection Agency (and any state equivalent), the U.S. Occupational Safety & Health Administration, but excluding the SEC.

                  (f) before each fiscal year, a copy of each Credit Party's annual budget (detailed on a month to month basis) for the next succeeding fiscal year (by major product line) and projections for the next succeeding three fiscal years, in a form consistent with past practices;

                  (g) promptly after entering into the same, copies of all shareholders agreements of the Company or its Subsidiaries; and

                  (h) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Company or any of its Subsidiaries, or compliance with the terms of any Investment Document, as any Holder may reasonably request or to otherwise enable the Holder to file any form required by any Governmental Authority.

         SECTION 6.5 Litigation and Other Notices. The Borrowers will furnish to the Holders prompt written notice of the following:

                  (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

                  (b) within 30 days thereof, the filing or commencement of or any written threat or notice of intention of any Person to file or commence, any material action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Company, any of its Subsidiaries or any Affiliate thereof;

                  (c) at least 20 days and no more than 60 days prior notice of any Change of Control;

                  (d) within 30 days of filing, notice of any material filing by the Company or any of its Subsidiaries with any Governmental Authority, including, without limitation, the U.S. Internal Revenue Service, the U.S. Environmental Protection Agency (and any state equivalent), the U.S. Occupational Safety & Health Administration and the SEC and, if requested by the Holders, copies of such filings;

                  (e) within 10 days of receipt, notice of default on any material loans or leases to which any Credit Party is a party; and

                  (f) any development that has resulted in, or would reasonably be expected to result in, a Material Adverse Effect (including, without limitation, any enforcement, remedial or other governmental regulatory or other action instituted, completed or threatened in writing against the Company or any of its Subsidiaries pursuant to any applicable Environmental Law, and any claim made by any Person against the Company or any of its Subsidiaries relating to liability in respect of Hazardous Materials, which in each case would reasonably be expected to result in a Material Adverse Effect).

         SECTION 6.6 Employee Benefits. Each Credit Party will, and will cause its Subsidiaries to, (a) comply in all material respects with the applicable provisions of ERISA and the Code and

(b) furnish to the Holders as soon as possible after, and in any event within 10 days after any Responsible Officer of such Credit Party or Subsidiary thereof or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred that alone or together with any other ERISA Event could reasonably be expected to result in liability of such Credit Party or Subsidiary thereof in an aggregate amount exceeding $500,000, a statement of a Financial Officer of such Credit Party setting forth details as to such ERISA Event and the action, if any, that such Credit Party proposes to take with respect thereto.

         SECTION 6.7 Maintaining Records; Access to Properties and Inspections. Each Credit Party will keep, and will cause its Subsidiaries to keep, proper books of record and account in which full and correct entries in conformity with GAAP are made of all dealings and transactions in relation to its business and activities. Each Credit Party will permit any representatives designated by the Holders to obtain background information on the Credit Parties, their Subsidiaries and their management, to visit and inspect the financial records and the properties of such Credit Party and its Subsidiaries at reasonable times during normal business hours and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Holders to discuss the affairs, finances and condition of such Credit Party and its Subsidiaries with the officers thereof and independent accountants therefor. The Holders will provide prior notice to the Company of any planned discussions with its independent accountants and will permit an officer of the Company to be present. In addition, the Borrowers shall permit the Holders to conduct a review of the use of the proceeds of the Debentures and shall certify in writing to the Holders that the proceeds of the Debentures were used in accordance with Section 2.10 hereof.

         SECTION 6.8 Compliance with Laws. Each Credit Party will comply, and cause its Subsidiaries to comply, in all material respects with all Federal, state, local and foreign laws and regulations applicable to them where the failure to comply is reasonably likely to result in a Material Adverse Effect. Without limiting the generality of the foregoing, each Credit Party will, and will cause its Subsidiaries to comply, and will exercise its commercially reasonable efforts to cause all lessees and other persons occupying their Properties to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Properties; obtain and renew all material Environmental Permits necessary for their operations and Properties; and conduct in all material respects any Remedial Action in accordance with applicable Environmental Laws; provided, however, that no Credit Party shall be required to undertake any Remedial Action to the extent that their obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

         SECTION 6.9 Preparation of Environmental Reports. If an Event of Default caused by reason of a breach of Section 4.20 or Section 6.8 shall have occurred and be continuing, then the Credit Parties shall, at the request of the Holders, provide to the Holders within 45 days after such request, at the expense of the Credit Parties, a Phase I environmental site assessment report for any of the Company's or its Subsidiaries' properties described in such request, prepared by an environmental consulting firm acceptable to the Holders (and, if based upon the recommendation of such environmental consulting firm, a Phase II environmental site assessment report) indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Holders determine at any time that a material risk exists that any such report will not be provided within the time referred to above, the Holders may retain an environmental consulting firm to prepare such report at the expense of the Credit Parties, and each such Credit Party hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such request, to the Holders such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such assessment.

         SECTION 6.10 Further Assurances. Each Credit Party will execute, and will cause their Subsidiaries to execute, any and all further documents, agreements and instruments, and take all further action that may be required under applicable law, or that the Holders may reasonably request, in order to effectuate the transactions contemplated by the Investment Documents. The Credit Parties shall deliver or cause to be delivered to the Holders all such instruments and documents (including legal opinions) as the Holders may reasonably request to evidence compliance with this Section.

         SECTION 6.11 Maintenance of Office or Agency. Each Credit Party shall maintain an office or agency (i) where the Debentures may be presented for payment, or for registration and transfer and for exchange as provided in this Agreement; and (ii) where notices and demands to or upon such Credit Party in respect of the Debentures may be served. The location of such office or agency initially shall be the principal office of the Company as set forth in Section
9.1 hereof. The Company shall give the Holders written notice of any change of location thereof.

         SECTION 6.12 Financial Ratios and Covenants. The Credit Parties shall with respect to each period set forth below have complied or comply with and maintain each of the following financial ratios and financial covenants, using the information set forth in the financial statements provided by the Credit Parties in accordance with Section 6.4 above:

                  (a) Funded Leverage Ratio. For the fiscal quarter ending July 31, 2001 and for each fiscal quarter ending thereafter, a Funded Leverage Ratio for the immediately preceding four (4) quarter period then ended shall not be more than the ratio set forth below for such date:

         ----------------------------------------------------------------------
                      QUARTERS ENDING                             RATIO
         ----------------------------------------------------------------------
         July 31, 2001                                         5.89 to 1.0
         ----------------------------------------------------------------------
         October 31, 2001                                      5.08 to 1.0
         ----------------------------------------------------------------------
         January 31, 2002                                      4.60 to 1.0
         ----------------------------------------------------------------------
         April 30, 2002                                        4.31 to 1.0
         ----------------------------------------------------------------------
         July 31, 2002 through April 30, 2003                  4.03 to 1.0
         ----------------------------------------------------------------------
         July 31, 2003 through April 30, 2004                  3.75 to 1.0
         ----------------------------------------------------------------------
         July 31, 2004 and thereafter                          3.25 to 1.0
         ----------------------------------------------------------------------

                  (b) Interest Coverage Ratio. For the fiscal quarter ending July 31, 2001 and for each fiscal quarter ending thereafter, an Interest Coverage Ratio for the immediately preceding four (4) quarter period then ended shall not be less than the amount set forth below for such period:

         ----------------------------------------------------------------------
                      QUARTERS ENDING                                RATIO
         ----------------------------------------------------------------------
         July 31, 2001                                            1.77 to 1.0
         ----------------------------------------------------------------------
         October 31, 2001 through October 31, 2002                1.80 to 1.0
         ----------------------------------------------------------------------
         January 31, 2003 through April 30, 2003                  2.00 to 1.0
         ----------------------------------------------------------------------
         July 31, 2003 through April 30, 2004                     2.25 to 1.0
         ----------------------------------------------------------------------
         July 31, 2004 and thereafter                             2.50 to 1.0
         ----------------------------------------------------------------------

                  (c) Capital Expenditures. The aggregate amount of Capital Expenditures made by the Credit Parties shall not at any time exceed all of the following: (i) for the three months ended July 31, 2001, $4,000,000, (ii) as of July 31, 2002 for the immediately preceding four (4) quarter period then ended, the sum of (A) $8,300,000 plus (B) the net proceeds to the Company from the sale of Capital Stock of the Company during such period (other than Capital Stock issued in accordance with Section 6.12(d) below), (iii) as of the end of each fiscal quarter beginning on or after August 1, 2002 for the immediately preceding four (4) quarter period then ended, the sum of (A) Free Cash Flow for such period plus (B) the net proceeds to the Company from the sale of Capital Stock of the Company during such period (other than Capital Stock issued in accordance with Section 6.12(d) below) and (iv) as of the end of each fiscal year beginning on or after August 1, 2002 and for so long as the Funded Leverage Ratio for such fiscal year is equal to or greater than 3.00 to 1.0, the sum of
(A) $8,300,000 plus (B) the net proceeds to the Company from the sale of Capital Stock of the Company during such period (other than Capital Stock issued in accordance with Section 6.12(d) below).

                  (d) Liquidity. If as of the end of any month Liquidity falls below $3,000,000, the Company shall commence using its best efforts to raise, and within 105 days after the end of such month shall raise, at least $5,000,000 from the sale of Capital Stock of the Company, the proceeds of which must be used to repay the Revolver and restore Liquidity.

         SECTION 6.13 Future Financings. Until the Debentures are repaid in full, the Holders shall have the rights described in this Section 6.13 with respect to any Covered Financing proposed by or to the Company or its Subsidiaries. The Credit Parties shall not, nor permit any of their Subsidiaries to, enter into any Covered Financing unless and until such Credit Party or such Subsidiary has complied in full with the requirements of this Section 6.13. If such Credit Party or such Subsidiary desires to undertake any Covered Financing, then, prior to entering into such Covered Financing, such Credit Party or such Subsidiary shall be obligated to first comply with following requirements:

                  (a) Such Credit Party or such Subsidiary shall provide written notice to the Holders of the proposed Covered Financing and the terms and conditions of such Covered Financing (the "Material Terms and Conditions").

                  (b) For a period of 15 days after receipt of such notice (the "Offer Date"), the Holders shall have the exclusive option, but not the obligation, to negotiate to provide the Covered Financing on the Material Terms and Conditions and such additional terms and conditions as may be required, customary and consistent with the Material Terms and Conditions or, if more than one Holder desires to provide such financing, to participate therein on a pro rata basis. A Holder's pro rata share, for purposes of this subsection (b), shall equal a fraction, the numerator of which is the amount outstanding under the Holder's Debenture and the denominator of which is the aggregate amount outstanding under all of the Debentures held by all Holders exercising their rights to participate in the Covered Financing under this subsection (b). The Holders shall have the sole and exclusive right to enter into negotiations concerning the Covered Financing with such Credit Party or Subsidiary as provided herein. Within 15 days after receipt of the notice referred to above, each Holder shall give notice to such Credit Party or Subsidiary stating whether or not it intends to provide or participate in the Covered Financing in full but not in part and a date and time for consummation of the Covered Financing not more than 60 days after such notice date (the "Notification"). Failure by a Holder to give such notice within such time period shall be deemed an election by it not to participate in negotiations concerning the Covered Financing. With respect to a Covered Financing in which the Holders elect not to participate, such Credit Party or Subsidiary shall thereafter be free for a period of 90 days to obtain financing for that Covered Financing from the third party offeror, pursuant to substantially similar Material Terms and Conditions described in the Offer without any further obligations hereunder in connection with such Covered Financing. Any material change or alteration to the Material Terms and Conditions of such offer shall be deemed to be a new offer and require such Credit Party or Subsidiary to comply with the provisions of this Section 6.13 for such new offer.

         SECTION 6.14 Observation Rights.

                  (a) The board of directors of the Company shall hold a general meeting (which may be held by conference call) or propose adoption of resolutions by written consent of the board of directors at least quarterly for the purpose of discussing the business and operations of the Company and its Subsidiaries. The Company shall notify Allied in writing of the date and time for each general or special meeting of its board of directors or any committee thereof (other than the Audit Committee and the Compensation Committee) or of the adoption of any resolutions by written consent (describing in reasonable detail the nature and substance of such action) at the time notice is provided to the directors of the Company and concurrently deliver to the Holders any materials delivered to directors of the Company, including a draft of any resolutions proposed to be adopted by written consent. The Holders shall be free to contact the directors of the Company and discuss the pending actions to be taken.

                  (b) The Company shall permit one authorized representative of Allied (or any transferee of Allied with the consent of the Company, which consent shall not be unreasonably withheld) to attend and participate (but not vote) in all meetings of its board of directors and any committee thereof (other than the Audit Committee and the Compensation Committee) thereof, whether in person, by telephone or otherwise; provided that such representative may be excluded from any discussions concerning Allied (or such transferee), the Debentures or this Agreement, and shall provide such representative with such notice and other information with respect to such meetings as are delivered to the directors of the Company and at the same time.

         SECTION 6.15 Reservation of Warrant Shares. So long as any Warrant is outstanding, the Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrant, such number of shares of Common Stock issuable upon the exercise of the outstanding Warrant. All Warrant Shares which are so issuable in accordance with the Warrant shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, Liens and charges (except those based on the income, revenues or capital gains of the Holder thereof). The Company shall take all such action as may be reasonably necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately transmitted by the Company upon issuance).

         SECTION 6.16 Replacement of Warrant. So long as any Warrant is outstanding, the Company shall perform all acts required under the Warrant, including the re-issuance or replacement of the Warrant to any of the Holders upon transfer, exchange, loss or destruction thereof (upon provision of reasonable indemnification and affidavit).

         SECTION 6.17 Hedging. The Company shall hedge 75% of its exposure to propane prices within six months after the date hereof in accordance with a comprehensive hedging strategy approved by the Board.

                                  ARTICLE VII.
                               NEGATIVE COVENANTS

         Until the Debentures and all expenses or other amounts payable under the Loan Documents are repaid in full, unless the Holders shall otherwise consent in writing, the Credit Parties jointly and severally covenant and agree not to do any of the following without the prior written consent of the Holders:

         SECTION 7.1 Indebtedness.

                  (a) No Credit Party shall, nor will it permit any of its Subsidiaries to, directly or indirectly incur, create, assume or permit to exist any Indebtedness other than the following (together, the "Permitted Indebtedness"):

                           (i) the Senior Debt;

                           (ii) Indebtedness existing on the date hereof and set forth in the Financials or Schedule 4.7;

                           (iii) Indebtedness created hereunder and under the other Investment Documents;

                           (iv) Indebtedness of any Credit Party or a Subsidiary of a Credit Party to another Credit Party so long as (i) after such transaction, the Person providing the Indebtedness will be Solvent and
         (ii) no Default or Event of Default then exists or will exist after such transaction;

                           (v) Indebtedness of any Credit Party to any of its Wholly-Owned Subsidiaries, and Indebtedness of any Wholly-Owned Subsidiaries to any Credit Party or any other Wholly-Owned Subsidiaries, provided that, in each case, with respect to such Subsidiary, prior to the incurrence of such Indebtedness such Subsidiary shall have executed and delivered a Guaranty Agreement and at the time any Wholly-Owned Subsidiary incurs any such Indebtedness, such Subsidiary is Solvent; and provided further that the occurrence of any event upon which any such Subsidiary ceases to be

         Wholly-Owned by the Credit Party shall result in this clause (v) no longer permitting such Indebtedness;

                           (vi) Indebtedness of the Company or its Subsidiaries in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business;

                           (vii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five
         (5) Business Days of its incurrence;

                           (viii) Indebtedness in respect of taxes, assessments, governmental charges or levies, claims of customs authorities and claims for labor, worker's compensation, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 7.2;

                           (ix) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Company or the applicable Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                           (x) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

                           (xi) any Indebtedness that is expressly subordinate to the Debentures pursuant to a written subordination agreement in form and substance acceptable to the Holders; and

                           (xii) any other Indebtedness incurred after August 1, 2002; provided that (A) after giving pro forma effect to the incurrence, creation or assumption of such Indebtedness and the use of the proceeds thereof, the Funded Leverage Ratio determined on a pro forma basis shall not exceed the ratio set forth opposite such date:

         ----------------------------------------------------------------------
                                  PERIOD                          RATIO
         ----------------------------------------------------------------------
         August 1, 2002 through July 31, 2003                  3.50 to 1.0
         ----------------------------------------------------------------------
         August 1, 2003 through July 31, 2004                  3.00 to 1.0
         ----------------------------------------------------------------------
         August 1, 2004 and thereafter                         2.75 to 1.0
         ----------------------------------------------------------------------

         (B) the Credit Parties shall, prior to such incurrence, creation or assumption, have provided to the Holders calculations showing compliance with this clause (xii), (C) the credit documentation with respect to such Indebtedness which does not constitute Senior Debt shall not contain covenants or default provisions relating to the Credit Party or any Subsidiary that are more restrictive than the covenants and default provisions contained in the Investment Documents, and (D) no Default or Event of Default exists or would exist immediately after giving effect thereto, and (E) for purposes of this clause (xii), any transaction (including any acquisition of stock, merger or consolidation) pursuant to which any Person becomes a Subsidiary of a Credit Party or its Subsidiary shall be deemed an assumption by the Credit Party or its Subsidiary of any Indebtedness of such Person at such time outstanding.

                           (xiii) Capital Lease Obligations and purchase money Indebtedness for equipment acquired in the ordinary course of the Borrowers' Business incurred after the date hereof not to exceed $750,000 the aggregate outstanding at any time.

                           (xiv) Indebtedness represented by interest rate protection agreements permitted by Section 7.4(c);

                           (xv) Indebtedness not otherwise permitted by the foregoing paragraphs of this Section 7.1; provided that at the time or creation, incurrence or assumption thereof and at any time thereafter, the aggregate principal amount of such Indebtedness shall not exceed $500,000.

                  (b) Notwithstanding any provision to the contrary, the Credit Parties shall not, nor permit any of their Subsidiaries to, incur any Indebtedness that is subordinate or junior in right of payment to any Senior Debt unless such Indebtedness by its terms is subordinated to the Debentures or the guarantee of the Company or such Subsidiary, as the case may be.

         SECTION 7.2 Liens. No Credit Party shall, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any Person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof except the following (the "Permitted Liens"):

                  (a) Liens securing the Senior Debt;

                  (b) Liens on Property of such Credit Party or its Subsidiaries existing on the date hereof and set forth in Schedule 7.2; provided that such Liens shall secure only those obligations that they secure on the date hereof and the amount of Indebtedness secured thereby shall not be increased;

                  (c) Liens for taxes, assessments or governmental charges (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due or which are permitted or are being contested in compliance with Section 6.3 but only if the existence of such Lien being contested would not likely have a Material Adverse Effect;

                  (d) Liens of carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are permitted or are being contested in compliance with Section 6.3;

                  (e) pledges and deposits made in the ordinary course of business to secure obligations under workers' compensation, unemployment insurance and other social security laws or regulations or to secure public or statutory obligations;

                  (f) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), liens to secure the performance of statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (g) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or materially adversely interfere with the use of such property for its present purposes;

                  (h) Capital Lease Obligations and purchase money Liens on equipment acquired in the ordinary course of the Borrowers' Business with respect to Indebtedness permitted under Section 7.1(xiii);

                  (i) Liens arising solely by virtue of any contractual or statutory or common law provisions relating to banker's liens, rights to set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Credit Party or any Subsidiary in excess of those set forth by regulations promulgated by the Board of Governors of the Federal Reserve System and (ii) such deposit account is not intended by the Credit Party or such Subsidiary to provide collateral to the depositary institution;

                  (j) judgment Liens not giving rise to an Event of Default; and

                  (k) Liens not otherwise permitted by the foregoing paragraphs of this Section 7.2 with respect to Indebtedness permitted under Section 7.1(xiv).

         SECTION 7.3 Sale and Lease-Back Transactions. No Credit Party shall, nor will it permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, with any Person whereby it or any of its Subsidiaries shall sell or transfer any property, real or personal, used or useful in its or any of its Subsidiaries' business, whether now owned or thereafter acquired, and thereafter rent or lease such property or other property that it or any of its Subsidiaries intends to use for substantially the same purpose or purposes as the property being sold or transferred.

         SECTION 7.4 . Investments. No Credit Party shall, nor will they permit any of its Subsidiaries to, make any Investments except:

                  (a) Investments existing on the date hereof;

                  (b) Cash Equivalents;

                  (c) Investments in respect of interest rate protection agreements entered into in the ordinary course of business and not for speculative purposes;

                  (d) Investments consisting of extensions of trade credit in the ordinary course of the Borrowers' Business; and

                  (e) loans and advances to employees in the ordinary course of the business of such Credit Party and its Subsidiaries as presently conducted in the aggregate amount of all such Investments under this clause (e) not to exceed $100,000 at any one time outstanding;

                  (f) Investments in Proposed Credit Parties or Wholly-Owned Subsidiaries of a Credit Party that join this Agreement and the Debentures as Borrowers or become Guarantors under a Guaranty Agreement on or prior to the date of such Investment;

                  (g) Investments constituting Capital Expenditures permitted under Section 6.12(c) hereof;

                  (h) Investments in the R4 Technical Center; provided that any such Investments made after the date hereof shall not exceed $500,000 in the aggregate.

                  (i) Permitted Acquisitions;

                  (j) additional Investments (other than additional Investments in the R4 Technical Center which is exclusively provided for under Section 7.4(h) above); provided that any such Investments made after the date hereof shall not exceed $750,000 in the aggregate; and

                  (k) other investment instruments approved in writing by Holders.

         SECTION 7.5 Mergers, Consolidations, Sales of Assets, Act of
Dissolution.

                  (a) Except in connection with a Permitted Reorganization, no Credit Party shall, nor will it permit any of its Subsidiaries to, merge or consolidate or enter into any analogous reorganization or transaction with any Person (except where the Credit Party or its Subsidiary is the surviving corporation) or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or permit any Subsidiary to do any of the foregoing; provided that any Subsidiary may be merged with or liquidated into the Company or any Wholly Owned Subsidiary of the Company (if the Company or such Wholly-Owned Subsidiary is the surviving corporation).

                  (b) No Credit Party shall, nor permit any of its Subsidiaries to, suffer an Act of Dissolution, except in connection with a Permitted Reorganization or with respect to any Credit Party or Subsidiary with total assets as of such Act of Dissolution of less than $500,000 and annual gross income as of such Act of Dissolution of less than $500,000 and from whom another Credit Party succeeds to its assets following such Act of Dissolution.

                  (c) No Credit Party shall, nor permit any of its Subsidiaries to, change its form of entity, except in connection with a Permitted Reorganization.

                  (d) No Credit Party shall, nor permit any of its Subsidiaries to, consummate any Asset Disposition without the consent of the Holders, except in connection with a Permitted Reorganization.

         SECTION 7.6 Dividends and Distributions.

                  (a) No Credit Party shall, nor permit any of its Subsidiaries to, declare or pay any Restricted Payments (other than a dividend or distribution of any shares of its common stock and dividends paid-in-kind to preferred stockholders); provided, however, that any Subsidiary of a Borrower may declare and pay a Restricted Payment to such Borrower. Notwithstanding anything herein to the contrary, but subject to the provisions of Section 2.7,
(i) the Company may redeem or repurchase its Common Stock from officers, employees and directors of any Credit Party (or their estates) upon the termination of employment of any such Person or from service providers pursuant to equity incentive agreement or arrangements upon termination of their services to the Company or pursuant to agreements entered into to evidence grants or awards or other compensation under any stock option plan, stock purchase plan, management incentive plan, consulting agreement or other contract or arrangement approved by the Board; provided that (A) no Default or Event of Default is then in existence or would otherwise arise therefrom, and (B) the aggregate amount of all cash paid in respect of all such shares so redeemed or repurchased does not exceed $500,000 in any fiscal year of the Company or $2,000,000 in the aggregate from and after the Closing Date, (ii) so long as no Default or Event of Default is then in existence or would otherwise arise therefrom, the Credit Parties may make cash Restricted Payments to the Company, if the Company promptly uses such proceeds for the purposes described in clause (i) above and (iii) so long as the Funded Leverage Ratio for each 12-month period ended as of the last day of the two fiscal quarters immediately preceding such payment is less than 2.00 to 1.0, the Company may pay cash dividends to holders of its Preferred Stock.

                  (b) Except as provided in the Senior Credit Facility, no Credit Party other than the Company shall, nor permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of such Credit Party or any such Subsidiary to (i) pay any dividends or make any other distributions on its Capital Stock or any other interest or (ii) make or repay any loans or advances to the Company or the parent of such Subsidiary.

         SECTION 7.7 Transactions with Affiliates. Except as otherwise expressly provided herein or as set forth in Schedule 4.14, no Credit Party shall, nor permit any of its Subsidiaries to, sell or transfer any Property to, or purchase or acquire any Property from, or otherwise engage in any other transactions with, any of its officers, directors, management employees or Affiliates other than another Credit Party, except that (a) the Credit Parties and their Subsidiaries may engage in the foregoing transactions with Affiliates on terms that are fair and reasonable and no less favorable to such Credit Party or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate; and (b) the Company may issue or sell Capital Stock to its officers, directors and employees under option or incentive plans approved by the board of directors of the Company or to service providers pursuant to equity incentive agreement or arrangements approved by the board of directors of the Company.

         SECTION 7.8 Business of Credit Parties and Subsidiaries.

                  (a) No Credit Party shall, nor permit any of its Subsidiaries to, engage at any time in any business or business activity other than those reasonably similar or related to the Borrowers' Business and business activities reasonably incidental thereto. No Credit Party shall, nor permit any of its Subsidiaries to, acquire or create any new Subsidiary unless such subsequently acquired or organized Subsidiary joins this Agreement and the Debentures as a Borrower hereunder or a Guaranty Agreement as a Guarantor thereunder. No Credit Party shall, nor permit any of its Subsidiaries to, change the location of its corporate headquarters from the states in which they are presently conducted without the consent of the Holders.

                  (b) No Credit Party shall, nor permit any of its Affiliates to, directly or indirectly purchase or otherwise acquire, or offer to purchase or otherwise acquire, any outstanding Debentures except by way of payment or prepayment in accordance with the provisions hereof.

         SECTION 7.9 Investment Company Act. No Credit Party shall, nor will it permit its Subsidiaries to, become an investment company subject to registration under the Investment Company Act of 1940, as amended.

         SECTION 7.10 Acquisitions. Without the prior written consent of the Holders, no Credit Party shall, nor permit its Subsidiaries to, acquire any Capital Stock or assets of any Person (other than a Credit Party or a Subsidiary thereof or pursuant to a Permitted Reorganization) for aggregate consideration in excess of $2,000,000 per acquisition or $10,000,000 in the aggregate for all such acquisitions occurring after the Closing Date to which the Holders have not consented. To the extent that consideration is paid, in whole or in part, in shares of the Company's Capital Stock or securities convertible, exchangeable or exercisable into shares of the Company's Capital Stock, such securities shall be valued in the same manner as they are valued for such acquisition.

         SECTION 7.11 Employee Compensation. All executive compensation of any Credit Party shall be approved by the respective board of directors (or compensation committee) of such Credit Party.

         SECTION 7.12 Prepayments. Except for the Senior Debt, the Debentures or Indebtedness owed to a Credit Party from a Subsidiary, neither the Credit Parties nor any of their Subsidiaries shall prepay any Indebtedness for borrowed money.

         SECTION 7.13 Accounting Changes. No Credit Party shall, nor permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP, or change its fiscal year from its current fiscal year.

         SECTION 7.14 Stay, Extension and Usury Laws. To the extent permitted under applicable law, each of the Credit Parties covenants and agrees that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, and will use their best efforts to resist any attempts to claim or take the benefit of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of their obligations under this Agreement or the Debentures. To the extent permitted under applicable law, each of the Credit Parties hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holders, but will suffer and permit the execution of every such power as though no such law has been enacted.

         SECTION 7.15 Inconsistent Agreements; Charter Amendments. No Credit Party shall (i) enter into any agreement or arrangement which would restrict in any material respect the ability of such Credit Party to fulfill its Obligations under the Investment Documents, or (ii) supplement, amend or otherwise modify the terms of their articles of incorporation or bylaws or any of the Investment Documents if the effect thereof would reasonably be expected to have a Material Adverse Effect.

         SECTION 7.16 R-4 Transaction. Notwithstanding any provision of this Agreement to the contrary, the Company may enter into a sale-leaseback or loan transaction with R-4 Technical Center (the "R-4 Transaction"); provided that the proceeds of such transaction are used to reduce the principal amount of the Senior Debt outstanding (including, without limitation, the Overline Note as defined in the Second Amended and Restated Loan Agreement, by and among the Credit Parties and Bank of America, N.A., dated as of June 30, 2000, as amended).

                                  ARTICLE VIII.
                         EVENTS OF DEFAULT AND REMEDIES

         SECTION 8.1 Events of Default. If any of the following events ("Events of Default") occur:

                  (a) any representation or warranty made or deemed made in or in connection with any Investment Document hereunder, or any representation, warranty or certification contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Investment Document, proves to have been incorrect when so made, deemed made or furnished;

                  (b) default is made in the payment of any principal of or premium on the Debentures when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

                  (c) default is made in the payment of any interest on the Debentures or any other amount (other than an amount referred to in (b) above) due under any Investment Document, when and as the same becomes due and payable, and such default continues unremedied for a period of seven Business Days;

                  (d) default is made in the due observance or performance by the Credit Parties or any of their Subsidiaries of any covenant, condition or agreement contained in Section 6.12 or in Article VII;

                  (e) default is made in the due observance or performance by the Credit Parties or any of their Subsidiaries of any covenant, condition or agreement contained in any Investment Document (other than those specified in (b), (c) or (d) above) and such default continues unremedied for a period ending the earlier of (i) a period of thirty (30) days from the date the Credit Parties or any of their Subsidiaries knew or should have known of the occurrence of such default and (ii) a period of thirty (30) days after notice thereof from the Holders to the Credit Parties,

                  (f) any default occurs (after giving effect to any applicable notice and/or grace periods) under any other material agreement of the Credit Parties in excess of $1,000,000 (other than defaults under the Senior Credit Facility) and the failure to cure such default could reasonably be expected to have a Material Adverse Effect;

                  (g) any default is declared or otherwise occurs (after giving effect to any applicable notice and/or grace periods) under the Senior Debt or any other Indebtedness of the Credit Parties in excess of $500,000 (including the Senior Credit Facility), either (i) which is in the payment of any amount due thereunder when and as the same becomes due and payable or (ii) pursuant to which the lenders of such Indebtedness have accelerated the maturity thereof;

                  (h) an Act of Bankruptcy or Act of Dissolution shall have occurred with respect to any Credit Party, except as permitted by Section 7.5(b);

                  (i) final non-appealable judgments for the payment of money in excess of $100,000 individually or $250,000 in the aggregate to the extent not fully paid or discharged (excluding any portion thereof that is covered by an insurance policy issued by an insurance company of recognized standing and creditworthiness) is rendered against any Credit Party, and the same shall remain undischarged for a period of 30 consecutive days during which execution is not effectively stayed, or any action is legally taken by a judgment creditor to levy upon assets or properties of any Credit Party to enforce any such judgment; or

                  (j) an ERISA Event occurs that in the opinion of the Holders, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of any Credit Party and its ERISA Affiliates in an aggregate amount exceeding $250,000;

                  (k) any execution or attachment shall be issued whereby any substantial part of the property of any Credit Party shall be taken or attempted to be taken and the same shall not have been vacated or stayed within 30 days after the issuance thereof;

                  (l) any Guarantor shall repudiate or purport to revoke its guaranty, or any guaranty of the Obligations hereunder for any reason shall cease to be in full force and effect as to such Guarantor or shall be judicially declared null and void as to such Guarantor;

                  (m) a Transfer (excluding a Permitted Reorganization) by Billy
D. Prim or his Permitted Transferees of more than 10.0% of the Common Stock of the Company owned or Controlled by Billy D. Prim as of the date hereof other than a transfer by Billy D. Prim to a successor on death or to his Permitted Transferees;

                  (n) Billy D. Prim ceases to devote substantially full time and attention to the management of the Company and the Company fails to hire a replacement satisfactory to the Holders at such time; provided that no such default shall be deemed to have occurred as a result of the death or long-term disability of Billy D. Prim so long as the Company hires a replacement satisfactory to the Holders within 180 days thereafter;

then, and in every such event, (other than an Event of Default described in paragraph (h) above) and at any time thereafter during the continuance of such event, the Holders may by notice to the Company declare the principal amount then outstanding under the Debentures to be forthwith due and payable in whole or in part, whereupon the principal amount so declared to be due and payable, together with the Prepayment Premium calculated as if the Debentures were prepaid on the date of the Default, if any, all accrued interest thereon and all other liabilities of the Borrowers accrued hereunder and under any other Investment Document, shall become forthwith due and payable, without presentment demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Investment Document to the contrary notwithstanding. In any event with respect to an Event of Default described in paragraph (h) above, the principal of the Debentures then outstanding, together with the Prepayment Premium calculated as if the Debentures were prepaid on the date of the Default, if any, all accrued interest thereon and all other liabilities of the Borrowers accrued hereunder and under any other Investment Document, shall automatically become due and payable, without presentment demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Investment Document to the contrary notwithstanding. The Holders may, by notice to the Company, rescind and annul any declaration of default or acceleration of maturity under this paragraph prior to the indefeasible payment in full of the outstanding Debentures.

         SECTION 8.2 Waivers. The Credit Parties waive presentment, demand, notice of dishonor, and protest, and all demands and notices of any action taken by the Holders under this Agreement, except as otherwise provided herein.

         SECTION 8.3 Enforcement Actions. The Holders may, at their option, collect all or any portion of the Obligations or enforce against the Credit Parties any of their respective rights and remedies with respect to the Obligations including, but not limited to: (i) commencing or pursuing legal proceedings to collect any amounts owed with respect to or to otherwise enforce the Obligations; or (ii) executing upon, or otherwise enforcing, any judgment obtained with respect to the payment or performance of the Obligations.

         SECTION 8.4 Costs. The Credit Parties shall pay all reasonable expenses of any nature, whether incurred in or out of court, and whether incurred before or after the Debentures shall become due at their maturity date or otherwise (including, but not limited to, reasonable attorneys' fees and costs) which the Holders may reasonably incur in connection with the collection or enforcement of any of the Obligations. The Holders are authorized to pay at any time and from time to time any or all of such expenses, to add the amount of such payment to the amount of principal outstanding under the Debentures, and to charge interest thereon at the rate specified in the Debentures.

         SECTION 8.5 Set-off. Upon the occurrence and during the continuance of any Event of Default, each Holder is hereby authorized at any time and from time to time without notice to any Credit Party (any such notice being expressly waived by such Credit Party) and, to the fullest extent permitted by law, to set off and to apply any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or moneys at any time held and other indebtedness at any time owing by such Holder to or for the account of such Credit Party against any and all of the obligations of the Credit Parties now or hereafter existing under this Agreement or any other agreement or instrument delivered by such Credit Party to such Holder in connection therewith, whether or not such Holder shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured. The rights of the Holders under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which they may have. A Holder shall give the Credit Party notice of any set-off hereunder after such set-off has occurred.

         SECTION 8.6 Remedies Non-Exclusive. None of the rights, remedies, privileges or powers of the Holders expressly provided for herein are exclusive, but each of them is cumulative with, and in addition to, every other right, remedy, privilege and power now or hereafter existing in favor of each of the Holders, whether pursuant to the other Investment Documents, at law or in equity, by statute or otherwise.

                                   ARTICLE IX.
                                  MISCELLANEOUS

         SECTION 9.1 Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Borrowers, Blue Rhino Corporation, 104 Cambridge Plaza Drive, Winston-Salem, North Carolina 27104, Attention: Mark Castaneda (Telecopy No. 335-659-6750); with a copy to Womble Carlyle Sandridge & Rice, PLLC, 200 West Second Street, Winston-Salem, North Carolina 27101, Attention:
Peter A. Zorn (Telecopy No. 336-726-6906); and

                  (b) if to Allied, Allied Capital Corporation, at its offices at 1919 Pennsylvania Avenue, N.W., Washington, D.C. 20006-3434, Attention:
Thomas H. Westbrook (Telecopy No. 202-659-2053); with a copy to Piper Marbury Rudnick & Wolfe LLP, 1200 Nineteenth Street, N.W., Washington, D.C. 20036,
Attention: Anthony H. Rickert (Telecopy No. 202-223-2085);

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given (i) two business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery or (iii) on the date on which it is sent by facsimile transmission with acknowledgement of receipt at the number to which it is required to be sent in each case to the intended recipient as set forth above.

         SECTION 9.2 Survival of Agreement. All covenants, agreements, representations and warranties made by the Credit Parties herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Investment Document shall be considered to have been relied upon by the Holders and shall survive the making by the Holders of the investment, regardless of any investigation made by the Holders or on their behalf and shall continue in full force and effect as long as the principal of or any accrued interest on the Debentures is outstanding and unpaid. The provisions of Section 9.5 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of the Debentures, the invalidity or unenforceability of any term or provision of this Agreement or any other Investment Document, or any investigation made by or on behalf of the Holders.

         SECTION 9.3 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrowers and Allied, and when Allied shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         SECTION 9.4 Successors and Assigns.

                  (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrowers or the Holders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns and to any future holders of the Debentures, whether or not such Persons expressly become party hereto (but specifically excluding Section 6.14, which shall be personal to Allied unless otherwise agreed by the Company in accordance with the terms of such section).

                  (b) The Borrowers shall not assign or delegate any of their rights or duties hereunder without the prior written consent of the Holders, and any attempted assignment or delegation without such consent shall be null and void. The Holders may assign or delegate any of its rights or duties hereunder or under the Debentures other than to a direct competitor of any Credit Party and only to a holder of Debentures in aggregate principal amount of not less than $1,000,000.

         SECTION 9.5 Expenses; Indemnity.

                  (a) The Borrowers jointly and severally agree to pay at
Closing: (i) to Allied, a consulting fee of $150,000; (ii) to Allied, a closing fee of $75,000; (iii) to A.C. Corporation, a structuring fee of $112,500; and
(iv) all reasonable out-of-pocket expenses incurred by Allied in connection with the preparation and administration of this Agreement and the other Investment Documents, or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) incurred by any Holder in connection with the enforcement or protection of its rights in connection with this Agreement and the other Investment Documents, including any suit, action, claim or other activity of the Holders to collect or otherwise enforce the Obligations or any portion thereof, or in connection with the Transaction, including, without limitation, the reasonable fees, charges and disbursements of Piper Marbury Rudnick & Wolfe LLP, counsel for Allied, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel for Allied.

                  (b) The Credit Parties, jointly and severally, agree to indemnify each Holder, and its respective directors, officers, employees and agents (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of or in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Investment Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transaction and the other transactions contemplated thereby, (ii) the use of the proceeds of the investment, (iii) any claim, litigation investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release of Hazardous Materials on any property owned or operated by the Credit Parties, or any Environmental Claim related in any way to any Credit Party; provided that such indemnity shall not as to any Indemnitee be available to the extent it resulted from the gross negligence or willful misconduct of such Indemnitee.

                  (c) The provisions of this Section 9.5 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement the consummation of the transactions contemplated hereby, the repayment of the Debentures, the invalidity or unenforceability of any term or provision of this Agreement or any other Investment Document, or any investigation made by or on behalf of the Holders. All amounts due under this
Section 9.5 shall be payable on written demand therefor.

         SECTION 9.6 Waiver of Consequential and Punitive Damages. Each of the Credit Parties and the Holders hereby waive to the fullest extent permitted by law all claims to consequential and punitive damages in any lawsuit or other legal action brought by any of them against any other of them in respect of any claim among or between any of them arising under this Agreement, the other Investment Documents, or any other agreement or agreements between or among any of them at any time, including any such agreements, whether written or oral, made or alleged to have been made at any time prior to the Closing Date, and all agreements made hereafter or otherwise, and any and all claims arising under common law or under any statute of any state or the United States of America, including any thereof in contract, tort, strict liability or otherwise, whether any such claims be now existing or hereafter arising, now known or unknown. In making this waiver, the Holders and the Credit Parties acknowledge and agree that there shall be no claims for consequential or punitive damages made by the Holders against any Credit Party and there shall be no claims for consequential or punitive damages made against the Holders by any Credit Party. The Holders and the Credit Parties acknowledge and agree that this waiver of claims for consequential damages and punitive damages is a material element of the consideration for this Agreement.

         SECTION 9.7 Applicable Law. THIS AGREEMENT AND THE OTHER INVESTMENT DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER INVESTMENT DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF MARYLAND (EXCLUDING CONFLICTS OF LAWS PROVISIONS).

         SECTION 9.8 Waivers; Amendment.

                  (a) No failure or delay of a Holder in exercising any power or right hereunder or under any other Investment Document shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holders hereunder and under the other Investment Documents are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No waiver of any provision of this Agreement or any other Investment Document or consent to any departure by the Credit Parties therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Credit Parties in any case shall entitle the Credit Parties to any other or further notice or demand in similar or other circumstances.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Holders.

         SECTION 9.9 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to the investment, together with all fees, charges, warrants and other amounts which are treated as interest on the investment under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Holders holding the investment in accordance with applicable law, the rate of interest payable in respect of the investment hereunder, together with all Charges payable in respect thereof shall be limited to the Maximum Rate.

         SECTION 9.10 Entire Agreement. This Agreement and the other Investment Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Investment Documents. Nothing in this Agreement or in the other Investment Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Investment Documents.

         SECTION 9.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER INVESTMENT DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER INVESTMENT DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

         SECTION 9.12 Severability. In the event any one or more of the provisions contained in this Agreement or in any other Investment Document should be held invalid, illegal or unenforceable in any way, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 9.13 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract and shall become effective as provided in Section
9.3. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

         SECTION 9.14 Heading. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of or to be taken into consideration in interpreting, this Agreement.

         SECTION 9.15 Jurisdiction; Consent to Service of Process.

                  (a) Each of the Credit Parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Maryland State court or Federal court of the United States of America sitting in the State of Maryland, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Investment Documents, or for recognition or enforcement of any judgment and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in the State of Maryland or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Holders may otherwise have to bring any action or proceeding relating to this Agreement or the other Investment Documents against such Credit Party or their properties in the courts of any jurisdiction.

                  (b) Each of the Credit Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit action or proceeding arising out of or relating to this Agreement or the other Investment Documents in any Maryland state or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 9.16 Consents and Approvals; Defaults.

                  (a) Subject to the terms of Section 9.16(c), to the extent that (i) the terms of this Agreement or any of the other Investment Documents require the Borrowers to obtain the consent or approval of the Holders, (ii) any Borrower seek an amendment to or termination of any of the terms of this Agreement or any of the Investment Documents, or (iii) any Borrower seeks a waiver of any right granted to the Holders under this Agreement or any of the Investment Documents, such consent, approval, action, termination, amendment or waiver (each, an

"Approval") shall be made by the Holders of Debentures representing at least 51% of the aggregate principal amount outstanding under all of the Debentures.

                  (b) Subject to the terms of Section 9.16(c), to the extent that the terms of this Agreement or any of the other Investment Documents require or permit the Holders to take any enforcement action, including but not limited to declaring a payment default or other Event of Default or accelerating amounts due under any of the Investment Documents, each Holder shall be permitted to make such declaration or acceleration and to exercise all of its rights and remedies under the Investment Documents individually as to the obligations of the Company and its Subsidiaries to such Holder.

                  (c) Notwithstanding anything to the contrary contained in
Section 9.16(a) or 9.16(b), the Holders shall not, without the prior written consent and approval of all of the affected Holders, amend, modify, terminate or obtain a waiver of any provision of this Agreement or any of the Investment Documents, which will have the effect of (i) reducing the principal amount of any Debentures or of any payment required to be made to the Holders hereunder, or modifying the terms of a payment or prepayment thereof; (ii) reducing the Interest Rate, or extend the time for payment of interest under any Debentures; or (iii) releasing any Credit Party or other obligor from any obligation under this Agreement or any of the other Investment Documents.

                  (d) Each Holder agrees that, for the benefit of the other Holders, any proceeds received upon enforcement by such Holder of its rights and remedies under this Agreement, will be divided, pro rata, among all Holders.

         SECTION 9.17 Relationship of the Parties; Advice of Counsel. This Agreement provides for the making of an investment by the Holders, in its capacity as an investor, in the Borrowers, in their capacity as borrowers, and for the payment of interest and repayment of principal by the Borrowers to the Holders. The provisions herein for compliance with financial covenants, if any, and delivery of financial statements are intended solely for the benefit of the Holders to protect their interests as investors in assuring payments of interest and repayment of principal, and nothing contained in this Agreement shall be construed as permitting or obligating the Holders to act as a financial or business advisor or consultant to the Company, as permitting or obligating the Holders to control the Company or to conduct the Company's operations, as creating any fiduciary obligation on the part of the Holders to the Company's, or as creating any joint venture, agency or other relationship between the parties other than as explicitly and specifically stated in this Agreement. The Holders are not (and shall not be construed as) a partner, joint venturer, alter-ego, manager, controlling person, operator or other business participant of any kind of the Company; neither the Holders nor the Borrowers intend that the Holders assume such status, and, accordingly, the Holders shall not be deemed responsible for (or a participant in) any acts or omissions of the Company or any of its partners. Each of the Holders and the Borrowers represent and warrant to the other that it has had the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Agreement and with respect to all matters contained herein.

         SECTION 9.18 Regulation FD. Each of the Holders agrees to maintain the confidentiality of all Information (as defined below) and to refrain from trading shares of any class of the Capital Stock of the Company while in possession of any material Information, in each case so long as such information is not publicly available, except that Information may be disclosed (a) to its directors, officers, employees and agents, including accountants, legal counsel and other advisors (limited, in the case of outside directors, agents, accountants, legal counsel and other advisors, to those who expressly agree to keep all such Information confidential) (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and to refrain from trading the Capital Stock of the Company while in possession of any material Information),
(b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (e) to any permitted transferee of any of its rights or obligations under this Agreement who becomes a party to this Agreement; or (f) with the consent of the Company, as applicable. For the purposes of this Section, "Information" means all non-public information received from the Company, or its Subsidiaries relating to the Company or its Subsidiaries or their business.

         SECTION 9.19 Registration and Transfer of Debentures.

                  (a) The Company will keep at its principal office a register in which the Borrowers will provide for the registration of the Debentures and their transfer. The Borrowers may treat any Person in whose name any Debenture is registered on such register as the owner thereof for the purpose of receiving payment of the principal of and interest on such Debenture and for all other purposes, whether or not such Debenture shall be overdue, and the Borrowers shall not be affected by any notice to the contrary from any Person other than the applicable Holder. All references in this Agreement to a "Holder" of any Debenture shall mean the Person in whose name such Debenture is at the time registered on such register.

                  (b) Upon surrender of any Debenture for registration of transfer or for exchange to the Company at its principal office, the Borrowers at their expense will execute and deliver in exchange therefor a new Debenture or Debentures, as the case may be, of the same type in denominations of at least $100,000 (except a Debenture may be issued in a lesser principal amount if the unpaid principal amount of the surrendered Debenture is not evenly divisible by, or is less than, $100,000), as requested by the holder or transferee, which aggregate the unpaid principal amount of such Debenture, registered as such holder or transferee may request, dated so that there will be no loss of interest on such surrendered Debenture and otherwise of like tenor.

                  (c) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Debenture and, in the case of any such loss, theft or destruction of any Debenture, upon delivery of an indemnity bond in such reasonable amount as the Company may determine (or an unsecured indemnity agreement from the Holder reasonably satisfactory to the Company), or, in the case of any such mutilation, upon the surrender of such Debenture for cancellation to the Company at its principal office, the Borrowers at their expense will execute and deliver, in lieu thereof, a new Debenture of the same class and of like tenor, dated so that there will be no loss of interest on (and registered in the name of the holder of) such lost, stolen, destroyed or mutilated Debenture. Any Debenture in lieu of which any such new Debenture has been so executed and delivered by the Borrowers shall be deemed to be not outstanding for any purpose of this Agreement.

         SECTION 9.20 No Shorting Provisions.

                  (a) Until the Debentures held by a Holder are repaid in full, neither the Holder nor any of its Affiliates shall, directly or indirectly, engage in, or advise, encourage or knowingly assist any third party to engage in, any practice that would commonly be understood to constitute a short sale of the Company's Common Stock. Without limiting the generality of the foregoing, neither the Holder nor any of its Affiliates shall (i) sell shares of the Company's Common Stock that the Holder or such Affiliate does not own, consummate a sale of the Company's Common Stock with shares borrowed by or for the account of the Holder of such Affiliate or otherwise hold a net short position in shares of the Company's Common Stock or (ii) lend shares of the Company's Common Stock to short sellers.

                  (b) Nothing in Section 9.20(a) shall limit any Holder or its Affiliates from engaging in bona fide cap or collar transactions on shares of the Company's Common Stock owned by such Holder or such Affiliate or from selling its shares of the Company's Common Stock to the highest bidder in a public or private transaction.




                             {Signatures next page}

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                COMPANY:

                                BLUE RHINO CORPORATION

                                By:/s/ Billy D. Prim                      (SEAL)
                                   ---------------------------------------
                                      Name:  Billy D. Prim
                                      Title:  President and Chief
                                                  Executive Officer

                                OTHER BORROWERS:

                                USA LEASING, L.L.C.
                                By: Blue Rhino Corporation, as Manager

                                By:/s/ Billy D. Prim                      (SEAL)
                                   ---------------------------------------
                                      Name:  Billy D. Prim
                                      Title:  President and Chief
                                                  Executive Officer

                                RHINO SERVICES, L.L.C.
                                By: Blue Rhino Corporation, as Manager

                                By:/s/ Billy D. Prim                      (SEAL)
                                   ---------------------------------------
                                      Name:  Billy D. Prim
                                      Title:  President and Chief
                                                  Executive Officer

                                CPD ASSOCIATES, INC.

                                By:/s/ Mark Castaneda                     (SEAL)
                                   ---------------------------------------
                                      Name:  Mark Castaneda
                                      Title:  Vice President

                                QUICKSHIP, INC.

                                By:/s/ Mark Castaneda                     (SEAL)
                                   ---------------------------------------
                                      Name: Mark Castaneda
                                      Title:  Treasurer

                                UNIFLAME CORPORATION

                                By:/s/ Mark Castaneda                     (SEAL)
                                   ---------------------------------------
                                      Name:  Mark Castaneda
                                        Title:  Vice President

                                ALLIED:

                                ALLIED CAPITAL CORPORATION

                                By:/s/ Thomas H. Westbrook                (SEAL)
                                   ---------------------------------------
                                      Name: Thomas H. Westbrook
                                      Title:   Managing Director





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